Exhibit 10.9

Execution Version

OFFSHORE DAYWORK DRILLING CONTRACT

BETWEEN

COBALT INTERNATIONAL ENERGY, L.P.

(“OPERATOR”)

AND

ENSCO OFFSHORE COMPANY

(“CONTRACTOR”)

FOR

ENSCO 8503

NEW-BUILD DP SEMI-SUBMERSIBLE DRILLING RIG

(THE “RIG”)

DATED

May 5, 2008

INDEX

ARTICLE

RECITALS
I	DEFINITIONS
II	ARRIVAL OF RIG ON LOCATION, CONTRACTOR’S RIG, EFFECTIVE DATE, ACCEPTANCE, TERM, COMMENCEMENT OF OPERATIONS, TOWING, AND LOSS OF RIG
III	COMPENSATION
IV	INVOICES
V	EQUIPMENT, SERVICES, AND PERSONNEL
VI	PERFORMANCE OF THE WORK
VII	REPORTS TO BE FURNISHED BY CONTRACTOR
VIII	LIABILITY AND INDEMNIFICATION
IX	INSURANCE
X	INDEPENDENT CONTRACTOR
XI	GOVERNING LAW AND DISPUTE RESOLUTION
XII	FORCE MAJEURE
XIII	TERMINATION BY OPERATOR
XIV	TERMINATION BY CONTRACTOR
XV	UNSATISFACTORY PERFORMANCE
XVI	SAFETY POLICIES AND PROCEDURES
XVII	NOTICES
XVIII	SUCCESSORS AND ASSIGNS / ASSIGNMENT
XIX	HEADINGS
XX	SEVERABILITY/ENTIRE AGREEMENT/AMENDMENT/GENERAL
XXI	CONFIDENTIALITY
XXII	COUNTERPART EXECUTION
SIGNATURE PAGE

2

APPENDICES

APPENDIX A	RIG ACCEPTANCE AND PERFORMANCE CRITERIA
APPENDIX B	CONTRACTOR’S PERSONNEL
APPENDIX C	CONTRACTOR’S RIG AND EQUIPMENT
APPENDIX D	EQUIPMENT, SERVICES & FACILITIES FURNISHED
APPENDIX E	INSURANCE
APPENDIX F	EQUAL EMPLOYMENT OPPORTUNITY
APPENDIX G	OPERATOR’S HEALTH, SAFETY, SECURITY AND ENVIRONMENTAL POLICY

3

OFFSHORE DAYWORK DRILLING CONTRACT

This Offshore Daywork Drilling Contract (“Drilling Contract”) is made and entered into as of this 5th day of May, 2008, by and between COBALT INTERNATIONAL ENERGY, L.P. (“Cobalt”), a Delaware limited partnership, (“Operator”) and ENSCO Offshore Company (“ENSCO”) a Delaware corporation (“Contractor”). Operator and Contractor may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

Whereas, Cobalt operates oil and gas leases in federal waters on the Outer Continental Shelf (“OCS”) in the Gulf of Mexico (“Area of Operations”) (and other areas as may be mutually agreed by the Parties by amendment hereto), for which it desires to contract a drilling rig for the purpose of drilling oil and gas exploration, appraisal and/or development wells, and for all purposes incidental thereto; and

Whereas, Contractor, has under construction a new-build, dynamically-positioned (“DP”) semi-submersible drilling rig, to be known as ENSCO 8503 (as further described in Appendices hereto), with drilling and other equipment and personnel to drill wells for Operator as provided herein; and

Whereas, Contractor’s new-build, DP, semi-submersible drilling rig ENSCO 8503 and associated equipment appurtenant thereto as set forth in Appendix C, “Contractor’s Rig And Equipment” (the “Rig”), shall be capable of operating in the Gulf of Mexico, OCS, in conformity with U.S. Coast Guard requirements in water depths up to 8,500 feet and of drilling to a measured depth of 35,000 feet and shall be certified “ABS Maltese Cross, DP-2” by the American Bureau of Shipping (“ABS”); and

Whereas, Operator has agreed to utilize the Rig for a term as specified herein; and

Whereas, Contractor is agreeable to conduct drilling for Operator in accordance with the terms and conditions of this Drilling Contract; and

Now, Therefore, Operator and Contractor, for and in consideration of the mutual obligations, undertakings, premises and covenants herein contained, do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                              Operator and Contractor

Whenever the word “Operator” is used herein, it shall be construed to mean Cobalt. Whenever the word “Contractor” is used herein, it shall be construed to mean ENSCO.

1.2                              Operator Indemnified Parties

For purposes of receipt of the benefit of indemnification provided in this Drilling Contract, “Operator Indemnified Parties” shall mean the Operator, the limited partners of Operator, all investors in Operator (whether or not such investors are

4

limited partners), and Operator’s co-lessees and joint venturers with respect to any lease on which Contractor performs any Work under the Drilling Contract, and their respective parents and Affiliates, and the directors, officers, employees, representatives, invitees, agents, contractors and subcontractors (excluding the Contractor and its contractors and subcontractors and excluding any contractor or subcontractor of Operator providing aircraft or vessels, the vessel itself, and/or its owners, operators or insurers) of the foregoing, in respect of activities related to, arising from, and or incident to the Drilling Contract.

1.3                              Contractor Indemnified Parties

For purposes of receipt of the benefit of indemnification provided for in this Drilling Contract, “Contractor Indemnified Parties” shall mean Contractor, its parent and Affiliates and each of the respective directors, officers, employees, representatives, invitees, agents, contractors and subcontractors of the foregoing, in respect of activities related to, arising from, and or incident to the Drilling Contract.

1.4                              Contractors and Subcontractors

When used herein, the terms “contractors” and “subcontractors” shall be deemed to be the same and shall include a Party’s own contractors or subcontractors of any tier, provided that, the terms “contractor” or “subcontractor” shall not, insofar only as used in relation to Operator, include Contractor or any of Contractor’s subcontractors or contractors.

1.5                              Third Parties

“Third Party” or “Third Parties” means a person or entity other than Operator Indemnified Parties and Contractor Indemnified Parties.

1.6                              Drilling

When used herein, the terms “drill” or “drilling” or “drilled” shall include, but not be limited to, drilling, running casing, geological or mechanical sidetracking, completing, working-over, intervention, deepening, testing, pre-drilling surface holes, a relief well, batch setting casing strings, installation of sub-sea equipment, plugging, and/or abandonment, as appropriate, unless specified otherwise.

1.7                              The Work

The Work or “Work” means the drilling and all other services, material, equipment, supplies, and personnel performed, provided or furnished by Contractor pursuant to this Drilling Contract.

1.8                              Affiliates

Affiliate, as respects any entity, shall mean any corporation, company, limited liability company, partnership, or other legal entity that: (i) is owned or controlled by that entity, or (ii) is owned or controlled by any other corporation, company, limited liability company, partnership, or other legal entity that is owned or controlled by that entity, or (iii) owns or controls that entity, or (iv) is owned or controlled by a corporation, company, limited liability company, partnership, or other legal entity that owns or controls that entity. For the purposes of this definition, ownership or control means the ownership, directly or indirectly, of fifty

5

percent (50%) or more of the shares, voting rights, or interest in a corporation, company, limited liability company, partnership, or other legal entity or if such company possess, directly or indirectly, the power to direct or cause the direction of such company, whether through the ownership of common stock, common members of the board of directors, by contract or otherwise.

1.9                              Good Industry Practices

When used herein, “Good Industry Practices” means, in respect of the Work: (i) the exercise of that degree of skill, diligence, prudence and foresight that reasonably would be expected from a reputable and prudent contractor in performing the Work or providing services similar to the Work and under conditions comparable to those applicable during performance of the Work; and (ii) acting in accordance and compliance with all applicable laws and regulations.

1.10                       Mobilization

When used herein, “Mobilization” shall have the meaning stated in Section 3.3(a).

ARTICLE II

ARRIVAL OF RIG ON LOCATION, CONTRACTOR’S RIG,

EFFECTIVE DATE, ACCEPTANCE, TERM, COMMENCEMENT

OF OPERATIONS, TOWING, AND LOSS OF RIG

2.1                              Arrival of Rig on Location in the Gulf of Mexico

a.                    Contractor shall provide the Rig to Operator, at Operator’s option and designation at either (i) the designated anchorage area for Block 105 in the Gulf of Mexico or (ii) such other designated and mutually agreed Block in the Gulf of Mexico, fully manned and, having satisfied the Rig Acceptance Criteria (in accordance with Appendix A), ready to commence the Work on January 1, 2011 (“Initial Delivery Date”) (Note: Contractor intends to take delivery of the Rig Ex-Yard Singapore on or about October 1, 2010, mobilize to the U.S. Gulf of Mexico during October, 2010 and November, 2010, and conduct vessel load-out, deep water DP trials and acceptance procedures during December, 2010 and January, 2011.)

b.                   In the event that the Rig is not provided to Operator at the location designated by Operator pursuant to Section 2.1.a and in condition ready to commence the Work by (the date that is twelve (12) months from January 1, 2011 provided at 2.1(a)) (“Secondary Delivery Date”), then Operator shall have the right and option to terminate the Drilling Contract, upon submission of notice to Contractor, with no further liability of any Party to any other Party.

c.                    Prior to commencement of the Work, the Rig shall be fully tested and certified by all agencies having jurisdiction and shall be subject to and pass those tests as set forth in Appendix A, “Rig Acceptance and Performance Criteria”, hereinafter defined as the “Rig Acceptance Criteria”.

d.                   If the variable deck load of the Rig, as determined by stability analysis and/or incline analysis, is less than 8000 short tons (subject to a margin of five (5%)

6

percent), adjusted to account for any Rig Upgrades (as such term is defined at Section 3.3.e herein) requested by the Operator, Contractor shall, at its own expense, modify the Rig to achieve a variable deck load of at least 8000 short tons, subject to the foregoing adjustment and five percent (5%) margin. The Operator agrees that to the extent any such Rig modifications unavoidably extend the Shipyard’s critical path delivery of the Rig, then the Initial Delivery Date and Secondary Delivery Date shall be extended by an equal amount of time.

e.                    Delays caused solely by, or which are attributable to, Operator, including by way of example Rig Upgrades requested by Operator, or due to an event of Force Majeure or due to unavailability of heavy-lift dry tow vessel (despite the best commercial efforts of Contractor so employ such dry tow vessel), shall automatically extend the dates specified in Section 2.1.a and Section 2.1.b above by the number of days equal to the number of days of any such delay.

f.                      The wells to be drilled shall be located on Gulf of Mexico OCS federal water leases operated by Operator (and other areas as may be agreed by all of the Parties by amendment hereto).

2.2                              Drill Site Access and Bottom Survey

a.                    Operator will be responsible for designating the drill site and providing proper and sufficient certificates and permits necessary to enter upon and operate on the drill site.

b.                   Contractor shall be solely responsible for determining that the bottom or seabed conditions at the drill site are satisfactory to properly place, support or moor the Rig for operations under the Drilling Contract. Contractor shall be responsible for identifying any impediments or hazards to operations at or near the drill site, and Operator shall furnish Contractor any relevant information relating to seabed, soil or subsurface conditions (including pipelines, cables, subsea wells, and umbilicals) that Operator possesses or required by Contractor’s underwriter’s marine surveyor. It shall be Contractor’s obligation to determine whether soil and sea bottom condition surveys and subsurface boring surveys are necessary to assure proper placement of the Rig for operations under the Drilling Contract, and, if so, to employ a competent marine surveyor to perform the surveys. The marine surveyor shall be deemed for all purposes to be one of Contractor’s Personnel and Operator shall bear no responsibility or liability relating to the accuracy of the surveys. Operator shall pay all reasonable costs (actual and verifiable invoice costs) relating to any surveys or analyses that Contractor deems necessary to perform its obligations under this Article. Upon request by Operator, Contractor shall provide Operator with copies of all such surveys and /or analyses.

2.3                              Contractor’s Rig

a.                    The Rig shall be capable of operating in the Gulf of Mexico, OCS, in conformity with the requirements of the U.S. Coast Guard, in water depths up to 8,500 feet and of drilling to a measured depth of 35,000 feet, and shall be certified “ABS Maltese Cross, DP-2” by the American Bureau of Shipping (“ABS”).

7

Contractor shall maintain its Rig with OEM or other spare parts as approved by Contractor’s Engineering Department.

b.                   In performing the Work, Contractor shall utilize the Rig and the Rig shall be furnished in good condition for performance of the Work in accordance with Good Industry Practices at the time of commencement of operations hereunder and during the term of the Drilling Contract. Unless otherwise specifically set forth in this Drilling Contract, nothing in this paragraph or elsewhere herein shall be deemed an express or implied warranty for fitness, suitability or merchantability.

2.4                              Effective Date, Acceptance, and Commencement of Operations

a.                    Effective Date. This Drilling Contract shall become effective upon the date first hereinabove written (“Effective Date”).

b.                   Term Commencement Date. The term of the Drilling Contract shall commence (“Term Commencement Date”) upon (i) completion of the deep sea trials, (ii) Completion of Rig Acceptance Criteria in accordance with Appendix A, and (iii) the Rig, as required in Section 5.2, is made available to Operator and being under tight tow, safely afloat and one thousand feet (1000’) from the location at which the Rig Acceptance Criteria were completed. If, prior to completion of the Rig Acceptance Criteria, Operator requires acceptance criteria in addition to the Rig Acceptance Criteria, the day rate to be charged by Contractor during the time required to satisfy the additional Rig Acceptance Criteria or for any periods in which the Term Commencement Date is delayed by reason of loading or installing Operator-furnished materials, services, supplies or facilities shall be the Inspection Rate (as set forth in Section 3.9) and the Term Commencement Date shall be delayed until completion of such incremental time necessary for inspections and/or loading or offloading of equipment.

If the Rig should fail to pass any required federal, state, or other required inspection, or the Rig Acceptance Criteria, Contractor shall make such modifications or changes as are required at no cost to Operator (and a dayrate of $0 (zero) for such period of time required for such modifications or changes) prior to completion of Rig Mobilization.

c.                    Primary Term and Termination Date. The “Primary Term” shall be for a firm period of two (2) years, as may be extended by the provisions of this Drilling Contract. The term of this Drilling Contract shall automatically end upon the later to occur of (i) the Primary Term, or (ii) completion of Operator’s last well commenced during such term, or extension, when all of Operator’s and Operator’s third-party equipment is off-loaded, the last anchor bolstered (if anchored), and the Rig is towed to a mutually agreed demobilization location. However, if upon completion of the term of this Drilling Contract, Contractor has contracted with a third-party for use of the Rig commencing immediately upon termination of this Drilling Contract, Contractor shall move the Rig one-thousand (1000) feet from Operator’s last location, whereupon the Drilling Contract shall automatically terminate.

8

The term of the Drilling Contract and any extension thereof, shall be extended automatically from day to day for the time necessary to complete any particular well or related operation in progress, which shall not include more than one (1) geological sidetrack, upon scheduled expiration of the term of the Drilling Contract, and any extension thereof.

d.                   Alternate Primary Term. Operator shall have the right to designate an alternate Primary Term indicated in the table below at the corresponding base day rate by providing written notice to Contractor on or before the corresponding notice date.

Alternate Primary Terms

	Primary
No.	Term (years)	Operating Rate	Notice Date

1	3 Years	$510,000	From Contract Execution/Effective Date of Contract until December 31, 2008.

2	4 Years	$510,000	From Contract Execution/Effective Date of Contract until December 31, 2008.

3	3 Years	As mutually agreed.	From January 1, 2009 until Term Commencement Date.

4	4 Years	As mutually agreed.	From January 1, 2009 until Term Commencement Date.

5	3 Years	$575,000	From the Term Commencement Date until one (1) year anniversary date of Term Commencement Date.

6	4 Years	$575,000	From the Term Commencement Date until one (1) year anniversary date of Term Commencement Date.

9

If Operator designates an alternate Primary Term, such designation shall become binding on both Parties and Operator may not withdraw its designation, provided, however, Operator may make additional designations if made on or before the specified notice date. In the event Operator designates an Alternate Primary Term as shown in 3 and 4 of the table above and the Parties cannot agree on a mutually agreed Operating Rate within thirty (30) days of Operator’s designation to Contractor, then such Alternate Primary Term designation shall lapse and be of no further effect; but, for the avoidance of doubt, Operator may make other additional designations if made on or before the specified notice date.

Any extension of this Contract beyond the Primary Term shall be subject to mutually agreed rates, terms and conditions; such extensions beyond the Primary Term shall be exercised no less than one hundred and eighty (180) days prior to the end of the Primary Term of the Drilling Contract.

e.                    Assignments. In the event Operator assigns the Drilling Contract, or a portion thereof, pursuant to Section 18.1 at a rate higher than the then prevailing rate hereunder, the Contractor shall be entitled to the higher rate during the term of the assignment.

2.5                              Towing

a.                    Contractor shall diligently and promptly provide tugs for towing services during the term of the Drilling Contract, with payment by Operator of the Move Rate (Operating Rate less $1,000), plus reimbursement (actual and verifiable invoice costs) of the towing costs and expenses incurred by Contractor, for the following moves: (i) mobilization of the Rig from the location designated by Operator pursuant to Section 2.1(a), to Operator’s initial well location, (ii) moves as may be necessary from time to time to re-position the Rig when on location, (iii) moves occasioned by emergency, severe weather conditions, hurricanes, or sea bottom conditions, (iv) moves between locations (provided, in-field moves of less than twelve (12) hours shall not require tugs) and (v) upon completion of all operations, for the final demobilization.

b.                   Contractor shall consult with Operator’s representative regarding mobilization of tugs. Operator agrees to pay for tug time while waiting on weather or completion of Rig operations.

c.                    Contractor agrees, prior to contracting, to present to Operator for approval, the classification of tugs proposed to be utilized, and price and term proposals from qualified towing contractors for the movement of the Rig as provided herein.

d.                   Alternatively, Contractor may quote a lump sum move for the initial Mobilization, moves between well locations and the demobilization of the Rig. In the event Operator agrees to pay a lump sum move if quoted by Contractor, the lump sum price shall be inclusive of all time, materials, and services (including the cost of any tugs).

10

2.6          Substantial Damage to Rig and/or Loss of Rig

a.       In the event the Rig sustains substantial damage that interrupts the Work, Contractor shall exert its best efforts to obtain a prompt determination from its underwriters as to whether the Rig will be declared a total loss or constructive total loss (including any total or constructive loss incurred as a result of a Force Majeure event) (a “Loss Determination”). The applicable rate, if any, payable in respect of the period between the occurrence of such substantial damage and written notice to the Operator of a Loss Determination shall be suspended until such time as underwriters have rendered their determination and Contractor has given written notice as provided herein.

b.      If the Rig sustains substantial damage but there is no Loss Determination, Contractor shall, within twelve (12) months of the damage occurrence, repair the Rig or replace the Rig with a substantially similar rig. Commencing effective as of the date of the substantial damage occurrence and continuing until the Rig is replaced or repaired and placed back into full service in accordance with the Rig Acceptance Criteria, Operator shall pay the Repair Rate for up to forty eight (48) hours per occurrence, subject to a maximum of forty eight (48) hours per calendar month and thereafter, Contractor shall receive a Repair Rate of zero ($0). The Primary Term of the Drilling Contract shall automatically be extended by such repair time of $0 Repair Rate as specified in Section 3.5.d. If the Rig sustains substantial damage and there is no Loss Determination, and the Rig is not repaired or replaced (with a substantially similar rig) within twelve (12) months from the date of the substantial damage occurrence, then Operator shall have the right and option to terminate the Drilling Contract with no further liability of Operator to Contractor, except for any outstanding unpaid amounts for Rig Upgrade(s) (pursuant to Section 3.3), and demobilization (pursuant to Section 3.7.b.) and payment of any other outstanding sums due and payable by Operator to Contractor. Any extension of the twelve (12) month repair or replacement period shall be at the sole discretion of Operator.

c.       Notwithstanding anything to the contrary in Article XII, in the event a Loss Determination, Contractor may, but will be under no obligation, to repair or replace such Rig with a rig with substantially similar capabilities. Contractor shall, no later than ten (10) days after a Loss Determination, give written notice to Operator of Contractor’s election with respect to repair or replacement of the Rig. In the event of Contractor’s election not to repair or replace the Rig, the Drilling Contract will terminate effective as of the time at which the loss occurred. In the event of such termination, Operator shall be under no further obligation to Contractor for payments hereunder, except for any outstanding Mobilization Fee or unpaid amounts for Rig Upgrade(s) (pursuant to Section 3.3), demobilization (pursuant to Section 3.7.b) and any other outstanding sums due and payable by Operator. In the event of a Loss Determination and Contractor elects to repair or replace the Rig (with a substantially similar rig), then the Drilling Contract shall be continued upon the same terms and conditions as provided herein.

11

ARTICLE III

COMPENSATION

3.1          Rates and Fees

Operator agrees to pay Contractor for Work in accordance with the rates specified herein. Such rates shall apply on and after the Term Commencement Date, except as respects the Inspection Rate in Section 3.4, and shall be computed and prorated to the nearest one-half (1/2) hour. Contractor operations shall be conducted seven (7) days per week and twenty-four (24) hours per day.

3.2          Operating Rate and Rate Adjustment.

a.       The Parties agree that the Operating Rate, which shall apply throughout the Primary Term unless another rate (including a zero ($0) rate “Zero Rate”) is applicable, is $510,000/day or such other rate as provided in Section 2.4.d (“Base Operating Dayrate”).

b.      Operating Cost Adjustments. The Parties agree that the Base Operating Dayrate is based on Contractor’s operating costs as of January 28, 2008, and that Total Operating Costs of $74,965/day of the Base Operating Dayrate shall be adjusted, up or down, or alternatively, Contractor or Operator as the case may be, shall be reimbursed, in accordance with this Section, to reflect any actual changes after such date (“OPEX-Adjusted Operating Dayrate”) in any of the below-listed categories; provided, following the initial adjustment effective upon the Term Commencement Date, there shall be rate adjustments, if applicable, calculated and noticed on a quarterly basis and effective upon Operator’s receipt of written notice of such adjustment from Contractor (which such notices shall not exceed one (1) per quarter or four (4) in the maximum aggregate per Contract year) and all such adjustments shall be as set forth in Article 3.2.b. The components of the Operating Costs are as follows:

i. Payroll, Related Costs, Transportation	$37,670/day

General wage or salary changes to those reflected in Appendix B, “Contractor’s Personnel”, which become effective after January 28, 2008 (including cost of fringe benefits and other load-factors involved) in the Area of Operations, or if it becomes necessary for Contractor to change the Work schedule of its Personnel, or a change in the operations base or Area of Operations or to provide or reimburse special transportation for its Personnel; or if Operator requires Contractor to increase or decrease (with Contractor’s consent) the number of Contractor’s Personnel from those shown in Appendix B.

ii. Repairs, Work Supplies, Fuel, Lube, Freight	$15,732/day

The Parties shall use the U.S. Bureau of Labor Statistics Oilfield Drilling Machinery and Equipment Wholesale Price Index (Code No. 1191-02) to calculate price variance for this cost component.

iii. Camp & Catering	$3,333/day

12

iv. Insurance	$6,166/day

Insurance costs are based upon the coverages in effect as of January 28, 2008, which shall be documented and furnished to Operator. In addition to the adjustments for increases or decreases in the cost of Contractor’s existing coverages, in the event the policy limits, deductibles, insured perils or other provisions of such coverages are modified, an equitable adjustment will also be made to reflect the impact of the modification upon Contractor’s insurance cost or risk retention. In the case of increased or decreased deductibles, such equitable adjustment shall be equal to the quoted cost difference between the level in place on January 28, 2008 (US$10,000,000 for Rig physical damage) and the new deductible. If a quote cannot be obtained, then the equitable adjustment for the increase or decrease in the deductible or self-insured retention shall be as agreed by the Parties based upon then prevailing industry insurance rates for offshore drilling rigs.

v. Communications and Regulatory Fees	$496/day

Communications (Rig net and satellite)

Regulatory and classification fees/ expenses

vi. Shore Based Management & Support	$11,568/day

Total Operating Costs	$74,965/day

c.       The Parties agree that the Total Operating Costs will also be subject to adjustment resulting from new or revised laws, rules, or regulations, including ABS rules, passed or which become effective after January 28, 2008, including changes in interpretation or enforcement which apply to the Area of Operations.

d.      The Parties agree that the Total Operating Costs will also be subject to adjustment to address costs and expenses incurred in connection with any change in the Area of Operations or change in the shore base location. In the event Operator desires Contractor to move and operate the Rig in an area or areas other than in the Area of Operations, such change in Area of Operations shall be subject to mutual agreement on the suitability of the area and other pertinent matters including, but not limited to, taxes and insurance or contractual protection to Contractor for or with, expropriation, nationalization and deprivation. If there is a disagreement on Total Operating Costs adjustments, such matter shall be referred to the senior management of the respective Parties for resolution.

e.       All requests for adjustments in Total Operating Costs per Section 3.2.d. shall be submitted to Operator in writing with supporting documentation. All adjustments to Total Operating Costs shall be effective on the date when the change occurred and notice of any such adjustment or request for adjustment shall be submitted at least ten (10) days in advance of any billing therefore no earlier than Operator’s receipt of Contractor’s written notice of such adjustment.

13

f.       The Base Operating Dayrate and the OPEX-Adjusted Operating Dayrate, as applicable, are hereafter referred to as the “Operating Rate”.

3.3          Mobilization and Rig Upgrades

a.       The Parties agree that Contractor shall be compensated by Operator for costs for Mobilization from Singapore on a reimbursable basis (actual and verifiable costs) as provided in this Section 3.3 (the “Mobilization Fee”). Mobilization commences when the Rig has been delivered to Contractor by the Keppel FELS shipyard and preparation for loading the Rig on the heavy-lift dry-tow vessel has commenced or preparation for a wet tow has commenced. If the Rig is mobilized by heavy lift dry-tow vessel then Mobilization ends when the Rig is offloaded and enters the location designated by Operator pursuant to Section 2.1(a) (or such other location to which the Parties mutually agree). If the Rig is mobilized by wet tow, in whole or in part, then Mobilization ends when the Rig arrives at the location designated by Operator pursuant to Section 2.1(a) (or such other location to which the Parties mutually agree). Contractor shall promptly conduct or arrange for the prompt conduct of each segment of Mobilization required to mobilize the Rig from the shipyard in Singapore to the U.S. Gulf of Mexico.

b.      The Mobilization Fee is estimated to be approximately $18,295,809 (the “Estimated Mobilization Fee”), and shall be based on actual documented and supported costs to the reasonable satisfaction of Operator required to mobilize the Rig from the shipyard in Singapore to the U.S. Gulf of Mexico including heavy lift vessel (in the case of a dry tow) or tugs (in the case of a wet tow), support vessels, Rig crews, insurance, other operating costs and interim interest.

c.       Operator shall pay the Estimated Mobilization Fee on a lump sum basis to Contractor within thirty (30) days of invoice from Contractor. Contractor shall invoice Operator for the Estimated Mobilization Fee after Contractor determines the approximate amount of the Estimated Mobilization Fee (but not earlier than thirty (30) days prior to the Rig’s estimated departure from the Keppel FELS shipyard). The Estimated Mobilization Fee shall be adjusted to reflect actual mobilization costs and Contractor or Operator, as the case may be, shall be promptly reimbursed such amounts to reflect adjustments to the Estimated Mobilization Fee. At or after the Term Commencement Date, the Contractor shall calculate the actual Mobilization Fee. Upon such calculation, if the Mobilization Fee is greater than the Estimated Mobilization Fee, then Contractor shall separately invoice Operator for any additional mobilization amounts, and such invoice shall be due and payable within thirty (30) day of Operator’s receipt of same; if the Mobilization Fee is less than the Estimated Mobilization Fee, then Contractor shall promptly issue a credit or refund on a lump sum basis to Operator.

d.      Notwithstanding anything in this Drilling Contract to the contrary, in the event that the Rig is either a total or constructive total loss during Mobilization, then Contractor shall promptly refund to Operator the Estimated Mobilization Fee on

14

a lump sum basis. If this Drilling Contract is terminated by Operator for any reason after the Term Commencement Date, the Operator shall be liable for the present value of any unpaid balance of the Mobilization Fee (as determined herein), which shall be due and payable on a lump sum basis on the termination date.

e.       “Rig Upgrade(s)” shall be deemed to be any equipment changes or upgrades or modifications to the Rig that are not specified at Appendix C as of the execution date of this Drilling Contract. In the event of any Rig Upgrade requested by Operator and agreed by Contractor, the upgrade shall be performed on a lump sum basis unless the Parties mutually agree to amortize the associated cost over the current term. In such case the Daily Upgrade Fee shall be the agreed cost of the Rig Upgrade (“Rig Upgrade Cost”) divided by the number of days remaining in the applicable term (either Primary Term or any extension, as applicable) after completion of the Rig Upgrade. The resulting Daily Upgrade Fee shall be separately invoiced pursuant to Article IV. Until paid in full, the Daily Upgrade Fee shall be payable in respect of each day of the Primary Term that is not a zero dayrate. On a 50% rate day, 50% of the Daily Upgrade Fee shall be payable. On a partial non-zero rate day or a partial 50% rate day, the Daily Upgrade Fee shall be prorated to the nearest one-half (1/2) hour. On a zero (0) rate day, prorated to the nearest half-hour, no Daily Upgrade Fee shall be payable. The Daily Upgrade Fee shall become zero (0) when the Upgrade Fee is paid in full.

f.       Notwithstanding anything in this Drilling Contract to the contrary, in the event of a termination of this Drilling Contract for any reason after the Term Commencement Date, Operator shall be liable for any unpaid balance of the Rig Upgrade Cost (as determined below), which shall be due and payable a lump sum basis on the termination date. The unpaid balance of the Rig Upgrade Cost shall be calculated by subtracting the total sum of all Daily Upgrade Fee payments for the Rig Upgrade prior to termination from the Rig Upgrade Cost. The amount so calculated constitutes the lump sum which shall be due for payment of the unpaid balance of the Rig Upgrade Cost upon any termination of this Drilling Contract. In the event of multiple Rig Upgrades, this process shall be repeated for each Rig Upgrade that has not been fully paid prior to termination of this Drilling Contract. The Rig Upgrade fee shall become zero (0) when the Rig Upgrade Cost is paid in full.

g.      All Rig Upgrades will be owned, operated, repaired, replaced and maintained by Contractor at its sole cost and expense. At the termination of the Drilling Contract, the Rig Upgrades will remain the property of Contractor.

3.4         Standby Rate: The Standby Rate (Operating Rate less $1,000) shall apply to periods during which the full complement of Contractor’s Personnel is on the Rig but no Work is being conducted for any of the following reasons:

a.       Operator has instructed Contractor not to proceed with Work.

15

b.      Subject to the provisions of Section 2.6 if there is any delay in the Work caused by Operator or its contractors or subcontractors, including any delay necessary for repair of damage to the Rig caused by Operator or its contractors or subcontractors, then Contractor shall be entitled to payment of the Standby Rate for each day of delay, notwithstanding the provisions of Section 3.5.

c.       Weather conditions or rough water or seas, including any period in which the Rig has moved from a drilling location to position itself away from the path of an oncoming hurricane or severe storm or any period of evacuation of Contractor’s Personnel from the Rig due to threat and/or occurrence of storm or hurricane. To the extent possible, Contractor’s Personnel shall be held on standby with pay at the nearest available safe point until conditions permit return to the Rig.

d.      Failure of Operator to timely provide transportation to deliver any item of Contractor’s Equipment (as herein defined) that results in delays in the Work or breakdowns of the Rig, or delays in repairing same, notwithstanding the provisions of Section 3.5.

e.       The Rig is prevented or delayed from moving onto Operator’s drill site due to any failure on the part of Operator to perform any material obligation provided under this Drilling Contract.

f.       For delays caused by loop, eddy or other water current conditions.

g.      Subject to the provisions of Section 2.6 above, during periods of work stoppage, including repair and replacement, as a result of any loss, damage or destruction of the Contractor’s downhole, subsurface and surface Rig equipment as a result of exposure to highly corrosive or otherwise destructive environment including but not limited to H2S or resulting from unusual use of Contractor’s Equipment due to or made necessary by well conditions or other operational requirements of Operator, then Contractor shall be entitled to payment of the Standby Rate for each day of delay, notwithstanding the provisions of Section 3.5.

h.      Inspections of the Rig required by ABS, the Minerals Management Service (“MMS”), United States Coast Guard (“USCG”), or other regulatory agencies, up to five (5) days per calendar year (“Allowed Inspection Time”).

3.5          Repair Rate

a.       Surface Equipment: Except as otherwise provided herein (and specifically without prejudice to Sections 3.4.b, 3.4.d and 3.4.g), when Work has been suspended due to damage to, or replacement, breakdown, or failure of Contractor’s surface equipment, Contractor shall be paid at the Repair Rate (Operating Rate less $1,000) for repair time up to thirty (30) hours per occurrence, subject to a maximum of thirty (30) hours per calendar month. Thereafter, Contractor shall receive the $0 Repair Rate until operations are resumed. Contractor’s maintenance items, including, but not limited to, lubrication, changing swivel packing, changing pump consumables, cutting and slipping drill lines, re-indexing fingerboards, testing block arrest devices, adjusting disc brakes, and servicing the top drive, pipe-handling equipment and

16

draw works, and routine inspections constitute normal operations and shall not be considered repair.

b.      Subsea Equipment: Except as otherwise provided herein (and specifically without prejudice to Sections 3.4.b, 3.4.d and 3.4.g), when Work has been suspended due to damage to, or replacement, breakdown, or failure of Contractor’s subsea equipment (located below the rotary table), Contractor shall be paid at the Repair Rate up to forty eight (48) hours per occurrence, subject to a maximum of forty eight (48) hours per calendar month. Thereafter, Contractor shall receive the $0 Repair Rate until operations are resumed. For purposes hereof, repair time shall commence when the subsea component is secured on the Rig and shall continue until the repair or other remedial work is completed and the component has been picked up to run to bottom. Time incurred to pull and run any subsea equipment shall be paid at 50% of the Operating Rate from the time the component is unlatched until it is secured on the rig, and from the time the component is picked up to run to bottom until it has been re-latched on bottom and tested, at which time the Operating Rate or other applicable rate shall apply. Any period of delay resulting from an inability to launch or run Contractor subsea equipment after repair due to weather, seas or any other cause not within the control of Contractor shall be paid at the Standby Rate. Any breakdown or failure of Contractor’s subsea equipment following drilling out the cement plugs or initial spud of the well, as the case may be, shall be considered a separate incident of breakdown.

c.       Except as otherwise provided herein (and specifically without prejudice to Sections 3.4.b, 3.4.d and 3.4.g), in the event Work is suspended due to damage to, or replacement, breakdown or the failure of both Contractor’s surface and subsurface equipment, the provisions of Section 3.5.b shall apply.

d.      Contract Term Adjustment. The Primary Term of the Contract shall automatically be extended by the period(s) of time that (i) the Repair Rate, Standby Rate or other applicable rate is zero (0) or (ii) 50% of the Operating Rate is applicable as provided in this Drilling Contract. For those periods that 50% of the Operating Rate is applicable, the time extended will be 50% of such period (for example, if the 50% Operating Rate applied for a particular two (2) day period, the time extended would be one (1) day). All such repair and accrued extension periods will be reported by Contractor in conjunction with submission of its invoices in accord with Section 4.1.

e.       Unused Repair Time. Counting from the commencement of each new well, and for each calendar month of the Drilling Contract term, any unused repair time for surface equipment repair and/or subsea equipment repair (each independently calculated and recorded) shall be carried forward to the subsequent calendar month and be available to Contractor as additional repair time for the respective repair categories with maximum accrual of unused repair time of: (i) one-hundred (100) hours for surface equipment repair; and (ii) two-hundred (200) hours for subsea equipment repair.

17

3.6          Stand-by Without Drilling Crew Rate.

Unless otherwise provided in this Drilling Contract, the Stand-By without Drilling Crew Rate (Operating Rate less crew savings) shall apply in the event an extended period of suspended operations occurs hereunder, and Operator requests Contractor to release all crewmembers not required in Contractor’s judgment for the protection and maintenance of Contractor’s Rig and Equipment or for the orderly resumption of Work.

3.7          Move Rate / Demobilization Rate

a.       The Move Rate (Operating Rate less $1,000), plus reimbursement of the towing costs and expenses incurred by Contractor, shall apply for the moves set forth in Section 2.5, when the Rig is safely afloat, under tight tow or under thruster power and departed from the designated anchorage if anchored, or from prior location; and, from well to well, when the Rig is safely afloat, under tight tow or under thruster power and departed the prior location, and shall continue until the Rig is positioned on the next location.

b.      Demobilization Rate (Move Rate, plus reimbursement of the towing costs and expenses incurred by Contractor), shall commence when all operations hereunder are completed, and shall end: (i) when going directly to a third-party with whom Contractor has contracted for the Rig, once Operator’s Equipment (as herein defined) is offloaded and the Rig is under tight tow or under thruster power, safely afloat, and one thousand (1000) feet from the last drill site or (ii) when not going to a third-party, when the Rig is redelivered to a safe anchorage or safe berth, U.S. Gulf of Mexico, as reasonably agreed by the Parties, with Operator’s Equipment offloaded, whereupon the Drilling Contract shall terminate.

3.8          Force Majeure Rate

The Force Majeure Rate (Operating Rate less 25%) shall apply during the period specified in Article XII.

3.9          Inspection Rate

The Inspection Rate (Operating Rate less 25%) shall apply prior to the Term Commencement Date during any period in which the performance or conduct of the Rig Acceptance Criteria is prolonged by reason of incremental pre-acceptance inspections, tests, certifications or commissioning requested by Operator and, for any periods in which the Term Commencement Date is delayed by reason of loading or installing Operator furnished materials, services, supplies or facilities provided; however, that a $0 rate shall be applicable for any time said pre-Term Commencement Date was extended due to performance of any remedial Work necessary to meet the Rig Acceptance Criteria.

3.10        Redrill Rate

The Redrill Rate (Operating Rate less 10%) shall apply during the period specified in Section 8.6.

18

ARTICLE IV

INVOICES

4.1          Contractor Invoices

Invoices, accompanied by copies of vouchers, records, receipts or other evidence as may reasonably be requested by Operator, shall be presented to Operator’s office following the fifteenth (15th) day and the end of each month.

4.2          Payment

Payment shall be made to Contractor within thirty (30) days following receipt of a properly supported invoice from Contractor. However, open credit terms are subject to credit approval by Contractor. Payment of any invoice shall not prejudice the right of Operator to question the correctness of any charges therein. If Operator disputes an item, Operator shall notify Contractor of the item disputed, specifying the reason therefore, and payment of the disputed amount may be withheld until settlement of the dispute. Or, at Operator’s sole option, any disputed amount may be paid without waiver of the right to seek reimbursement for such amounts. However, timely payment shall be made of any undisputed portion. Subject to this right, any undisputed payments or payments of disputed amounts resolved in Contractor’s favor which are not made within thirty (30) days as aforesaid shall bear interest at the prime rate published in the Wall Street Journal on the date the invoice was due for payment, plus 1.5% annually or pro-rata thereof, from the end of the thirty (30) day period until paid. Operator and Contractor shall endeavor to resolve any disputed item a timely manner, and when resolved, payment shall be made forthwith. Payment of any amounts by Operator shall not be deemed a waiver of Operator’s or Contractor’s rights under this Drilling Contract.

4.3          Contractor’s Records, Audit

Contractor shall maintain a complete and accurate set of records pertaining to all aspects of the Drilling Contract. Operator, in order to verify that all the terms and conditions of the Drilling Contract have been complied with, shall have the right, upon three (3) days advance notice and during normal business hours and at Operator’s sole expense, to inspect and audit at Contractor’s place of business, any and all such records within a period of twenty-four (24) months after the year of termination of the Drilling Contract; provided, that Contractor shall have the right to exclude any trade secrets, formulae, or processes from such inspection and audit, except to the extent they relate directly to payments or reimbursements in accordance with the Drilling Contract; in such case, Operator shall agree in writing to hold such information confidential.

19

ARTICLE V

EQUIPMENT, SERVICES, AND PERSONNEL

5.1          Contractor’s Rig and Equipment

Contractor shall, at its own expense, furnish the Rig and, to the extent indicated, the equipment and facilities specified at Appendix D, “Equipment, Services & Facilities Furnished” (“Contractor’s Equipment”) (except those items to be furnished by Operator), and in connection therewith:

a.       Contractor shall, in accordance with the Rig Acceptance Criteria, load and function test components as described therein.

b.      Prior to the Term Commencement Date, Contractor, at its expense, shall provide third party inspection certificates for Contractor’s furnished drill pipe, HWDP, drill pipe pup joints, subs, inside BOPs, lower kelly valves, drill collars, subs, etc., to T. H. Hill & Associates Drill Pipe Inspection Standards, “DS-1”, Category 5. Operator may, at its expense, have a third-party quality assurance representative present during the inspection. Any equipment failing this initial inspection shall be repaired or replaced at Contractor’s expense.

c.       Prior to commencement of the Work, Contractor shall inspect the riser, with said inspection to be performed in accordance with API RP16Q. Contractor shall provide Operator a copy of the results of the inspection. Any equipment failing this initial inspection shall be repaired or replaced at Contractor’s expense.

d.      If during the drilling of any well, Contractor’s drill string (inclusive of drill pipe, HWDP, drill collars, subs, etc.) should have excessive failures due to any cause, Operator shall have the right to require Contractor, at Contractor’s expense, to have failed components, in use or to be used, inspected to the aforementioned standards. Contractor shall provide Operator a copy of the results of the inspections.

e.       Contractor shall provide for the installation, handling, care, and accurate accounting and tracking of inventory for all equipment furnished or obtained by Operator.

f.       Delivery tickets covering any materials or supplies furnished or obtained by Operator, or by the Contractor at Operator’s expense, and delivered to Contractor, shall be delivered to Operator without delay.

g.      Contractor shall maintain, and shall ensure that the Rig carries on board, at all times during the term of this Drilling Contract, all licenses, certificates, and applicable documents as may be required by law concerning the ownership, condition, and/or operation of the Rig, including, without limitation, all licenses, certificates, and applicable documents as may be required by applicable law concerning flag, certification, and class of the Rig.

5.2          Contractor Personnel

a.       Contractor shall furnish, at Contractor’s cost, the Personnel in the numbers, classifications and Work schedules as set forth in Appendix B.

20

b.              Contractor’s Personnel shall be trained, licensed and certified as required by all applicable laws, rules and regulations.

c.               Contractor will have roustabout crews available on the Rig to load and unload boats from the Rig and perform other labor on a twenty-four (24) hour basis, together with a catering crew sufficient to provide room and board for all persons on board the Rig.

d.              At the request of Operator, Contractor shall furnish additional personnel as Operator may designate; Operator shall reimburse Contractor for the direct costs and expenses of such additional Personnel, including wages and salaries, and other employee benefits which apply to the category of Contractor’s Personnel. Contractor will seek approval of Operator prior to changing out key personnel which shall not be unreasonably withheld.

e.               If, with Operator’s consent, Contractor’s Personnel are reduced, Operator shall be credited with the savings thereby resulting.

f.                 For any day that Contractor fails to provide the numbers and classification of Personnel specified in Appendix B, the rate at which Contractor is being paid for such day shall be reduced by an amount equivalent to the amount of wages and employee benefits which would have otherwise have been paid for such personnel, subject to Contractor being allowed a reasonable period of time to replace Personnel, which shall not exceed twenty-four (24) hours (except in the case of Force Majeure or other severe weather which would prevent reasonable means of transportation). Provided, however, no reduction shall apply for missing Personnel due to medical reasons or reasons of compassion.

g.              Contractor agrees to make any and all payments of all Contractor’s Personnel’s income tax withholding, social security taxes, premiums, contributions, Workmen’s Compensation Insurance, and Unemployment Insurance, which may be levied or assessed pursuant to Federal and State law, which are measured by wages, salaries, or other remuneration paid to Contractor Personnel; Contractor shall withhold from wages and salaries of Contractor Personnel all sums required by law to be withheld; Contractor shall pay the same promptly when due to the proper authorities and shall furnish Operator evidence of such payments, upon request when required for audit purposes.

h.              Contractor shall not discriminate against any employee or applicant for employment because of race, creed, color, sex or national origin. In connection with the performance of Work under the Drilling Contract, the following terms and conditions shall apply during the performance of the Drilling Contract: (1) Contractor agrees to comply and shall require each contractor and subcontractor to comply, to the extent applicable, with all of the provisions of (i) Section 202(1) to 202(7), inclusive, of Executive Order 11246, as amended (ii) the Equal Employment Opportunity Reporting Procedure (iii) the Affirmative Action Compliance Program requirement (iv) the Listing of Employment Openings (v) Equal Opportunity in Employment Certification of Non-Segregated Facilities (vi) Veteran’s Commitment; and (vii) Employment of the Handicapped, which items are incorporated herein.

21

i.                   Contractor shall promptly replace, at Contractor’s expense, any Contractor Personnel that Operator, in its sole judgment, considers detrimental to normal operational efficiency, safety, good order, or discipline at the drill site. Such decision shall be made in writing by Operator’s designated representative. In a corresponding manner, Operator will remove and replace any of Operator’s Personnel if Contractor so requests and demonstrates reasonable grounds for said request.

5.3                               Contractor Services

a.               At the written request of Operator, and with Contractor’s concurrence, Contractor shall provide, for the account of Operator, any of the materials, supplies, or services that Operator is obligated to furnish hereunder on a reimbursable basis plus a handling fee as specified in Appendix D. Items and services so provided shall continue to be classified as Operator’s Equipment or Operator’s Personnel pursuant to the provisions of Sections 8.5 and 8.10.

b.              If Operator requests services as set forth herein, Contractor agrees that it will obtain the written approval of Operator before contracting any Work under this Section 5.3 at rates in excess of those charged for comparable Work on similar operations.

5.4                               Operator Equipment, Services and Facilities

a.               Operator shall furnish at its cost (or shall reimburse Contractor for furnishing), the equipment and facilities specified on Appendix D.

b.              Contractor shall visually examine, before using, all material, equipment, and supplies furnished or obtained by Operator for the operations herein and shall report to Operator any apparent defects therein, and shall not use any such defective material, equipment, or supplies.

c.               Subject to Section 3.3 regarding Rig Upgrade(s), upon termination of the Drilling Contract, Contractor shall return to Operator all equipment, materials, or supplies received by Contractor from Operator or purchased by Contractor for Operator’s account and not consumed, lost or damaged in the operations in the same condition as received, ordinary wear and tear excepted, and Contractor shall be reimbursed by Operator for any shipping costs incurred and paid by Contractor to deliver such equipment, materials, or supplies.

d.              Operator shall be responsible, at its cost, for the maintenance and repair of all Operator’s Equipment onboard the Rig that Contractor cannot maintain or repair with Contractor’s normal complement of Personnel and equipment.

ARTICLE VI

PERFORMANCE OF THE WORK

6.1                               General

Contractor shall conduct continuous drilling operations, as well as tasks normally associated therewith, in a good and workmanlike manner and in accordance with

22

Good Industry Practices. Each well drilled shall be commenced without delay (unless such delay is ordered by Operator) after operations are completed at the previous well.

6.2                               Drilling of Wells

Contractor agrees to drill each well to the depth specified by Operator, and to perform other operations pursuant thereto. The Rig shall have, upon delivery and during the term of the Drilling Contract, the capability of performing such operations in water depths up to 8,500 feet and capable of drilling to measured depths of 35,000 feet below sea level, and will be in conformity with U.S. Coast Guard requirements and certified by the ABS, Contractor’s marine surveyors, and applicable regulatory agencies.

6.3                               Drilling Fluids

Contractor agrees to use its best efforts at all times to keep the wells under control and for the prevention and control of blowouts in accordance with such practices in the deepwater U.S. Gulf of Mexico. Operator shall have the right to specify the type and characteristics of drilling fluids, and Contractor agrees to have the drilling fluids conform to such specifications. During the drilling of any well, and as often as it desires, Operator shall have the right to have made any test of drilling fluids.

6.4                               Blowout Prevention

Contractor shall maintain blowout preventer assemblies and control equipment as described in Appendix C in good operating condition. Contractor shall test blowout preventer assemblies, surface control equipment and accessories, such as flow lines, valves, choke manifolds and connections, to pressures as required by Operator’s representatives (but not to exceed manufacturer’s recommended field test pressures), and not less frequently than as required by current regulations in effect. Contractor shall exercise due care and caution to prevent fires, explosions, and blowouts; to keep the hole and all strings of casing filled with drilling mud at all times; and, to maintain all alarm equipment in good working order. Contractor shall use kelly saver sub protectors and shall use drill pipe casing protectors for surface casing of an approved type in compliance with Operator requirements.

6.5                               Environmental, Health and Safety

Contractor shall observe all applicable environmental, health, and safety rules and regulations for the Work and shall also have in place policies that meet or exceed the environmental, health and safety rules, as outlined in Appendix G, “Operator’s Health, Safety, Security & Environmental Policy”. Contractor shall inform its contractors and subcontractors, and all Contractor Indemnified Parties, regarding all such environmental, health, and safety rules and regulations, and all safety meetings and drills conducted shall be entered on the IADC-API Daily Drilling Report. Contractor shall furnish such additional safety reports and records as Operator may request. It is Contractor’s responsibility to adopt, implement, and enforce policies, plans, and procedures that affect Contractor’s employees, representatives, and agents, and those of its contractors and subcontractors. Contractor shall provide safety performance evaluations to Operator and, as required, to applicable

23

regulatory agencies. Contractor shall, throughout the term of this Drilling Contract, maintain a safety management system and provide same to Operator.

6.6                               Samples of Cuttings and Cores

Contractor shall save and identify cuttings and cores, as designated by Operator, free from contamination, and place them in separate containers which will be furnished by Operator, with such cuttings and cores to be treated in a confidential manner and delivered only to the designated representatives of Operator.

6.7                               Abnormal Drilling Conditions

In the event lost circulation, abnormal pressure, salt water flow, domal formation, heaving shale or similar formation is encountered while drilling which makes drilling abnormally difficult or hazardous, causes sticking of drill pipe, or results in a blowout or any other difficulty which would preclude drilling ahead under reasonably normal procedures, Contractor shall report to Operator in such cases without delay and exert its best effort to overcome such conditions.

In the event of loss of or damage to the hole, the provisions of Section 8.6, Loss or Damage of the Hole, will apply. In the event it is impossible to overcome such conditions or if for any reason in Operator’s opinion further drilling operations cannot proceed under normal conditions or will be dangerous, Contractor will, at Operator’s request, discontinue further drilling and plug and abandon such well, or complete same at any specified lesser depth. In each instance where conditions referred to in this Section 6.7 have been encountered and overcome, drilling under normal conditions shall be resumed.

6.8                               Installations of Wellhead Equipment

Contractor, at Operator’s request, will install subsea wellheads and all other usual and customary associated equipment and connections furnished at the wells by Operator in a manner satisfactory to Operator, and Operator will pay the Operating Rate for such Work, including Rig time for testing the wells to the satisfaction of Operator.

6.9                               Producing Formations

Contractor shall notify Operator’s representatives immediately upon discovery of any oil or gas bearing formation that becomes known to Contractor.

6.10                        Measurement of Pipe

Contractor shall measure with a steel tape the total length of drill pipe in service before setting each string of casing or liner at total depth of the hole and at other times as specified by Operator, and Contractor shall promptly record all such measurements in the Contractor’s IADC-API Daily Drilling Report.

6.11                        Relief Wells

The drilling of relief wells under this Drilling Contract, subject to the consent and approval of Contractor’s insurance underwriters or their designated marine surveyors, shall be by mutual agreement of Operator and Contractor depending on the particular facts and circumstances of any such relief well and the blowout or

24

other cause necessitating same, and Operator shall reimburse Contractor for any additional or increased premiums assessed by Contractor’s insurers.

6.12                        Additional Obligations of Contractor

Contractor shall:

a.               Use and operate the Rig within manufacturer’s recommended operating limits in order to maintain safety and Good Industry Practices.

b.              Preserve all thread protectors on casing, tubing, rental tools or other equipment furnished by Operator. All threads shall be cleaned and pipe thread grease shall be used in making all pipe connections.

6.13                        Rig Operational Limits

a.               The Rig shall comply with all applicable laws, rules and regulations in effect on the Term Commencement Date, and during the term hereof, including without limitation, those promulgated by the MMS and the USCG.

b.              Contractor shall be solely responsible for the operation and control of the Rig, and shall have final authority regarding the safety and operation of all systems and Contractor Personnel, including without limitation, the supervision of moving operations, the positioning of the Rig at the drill site, and the method by which the Rig is towed. The exercise of Contractor’s authority shall include, but not be limited to, making the final decisions regarding:

(i)                                Sea and wind or other conditions which permit safely positioning the Rig on location, and departing the location, and conducting operations at the location.

(ii)                             Preparing the Rig for tow.

(iii)                          Designation and approval of the towing configuration.

(iv)                         Sea and wind or other conditions under which the Rig may be prepared for tow and moves conducted between locations.

(v)                            Sea and wind or other conditions existing or impending under which the Rig shall be moved to sheltered waters.

(vi)                         Selection of safe routes and safe water depths during tow or infield moves with BOP’s and riser deployed.

(vii)                      Utilization of anchors to properly position the Rig on location and when departing a location, if required.

(viii)                   Selection and/or approval of necessary acoustic and/or underwater station keeping devices and services and the utilization thereof.

(ix)                           Existing or impending wind, wave and current conditions or any combination thereof which will cause normal operations to be suspended and require the well or riser to be secured in order to ready the Rig for tow to a safe location, or to prevent pollution.

25

(x)                              Evacuation or movement of the Rig due to weather conditions or pending weather conditions, provided the well then being drilled is secured.

c.               The exercise of Contractor’s authority under this Section 6.13 shall not affect Contractor’s right to be paid at the applicable rate for any waiting time or other Rig time in which Contractor’s judgment is reasonable and in accordance with industry practice and necessary for preservation of the Rig and safety of personnel thereon. Contractor agrees to consult with Operator and give reasons for any action that causes delays and waiting time. However, Contractor’s judgment in such matters shall be final.

6.14                        The Drilling Program

Contractor shall take reasonable care to follow Operator’s instructions with respect to Operator’s drilling program or the written instructions provided by Operator. Operator shall provide Contractor with a copy of Operator’s drilling program reasonably in advance of the spud date of each well to be drilled hereunder.

6.15                        Standards and Compliance with Law

Contractor represents and warrants to exercise due diligence to ensure:

a.                                       that Contractor’s employees, contractors, and subcontractors will adhere to all posted safety rules and regulations and the matters set forth in the bridging agreement to be separately mutually agreed between Operator and Contractor in regard to environmental, health and safety matters (“HSE Bridging Policy”);

b.                                      that it has established written safety rules and regulations and that Contractor’s employees, contractors, and subcontractors will be fully informed of and will adhere to such safety rules and regulations;

c.                                       that it has provided job skills and safety training for Contractor’s employess, contractors, and subcontractors as required by applicable law, and that it does or will provide continuance training for Contractor’s employees, contractors, and subcontractors as required by applicable law;

d.                                      Contractor will deliver to Contractor’s employees, contractors, and subcontractors copies of all safety rules and orders of Operator and Contractor as set out in the HSE Bridging Policy;

e.                                       business will be conducted in English;

f.                                         key personnel and all supervisors will be conversant in English;

g.                                      invoices, procedures and operating manuals will be in English;

h.                                      that all Contractor’s Personnel act in accordance with all applicable laws and regulations (and if working within the territorial jurisdiction of the United States, including, without limitation, immigration laws) and, if not citizens of the United States, where necessary, are in possession of a valid work permit. Copies of all such permits will be submitted to Operator upon request; and

26

i.                                           that Contractor for itself and on behalf of its Affiliates, agents, employees and subcontractors of every tier will comply by the terms and provisions of the HSE Bridging Policy.

6.16                        Contractor’s Rules Policies and Procedures

Notwithstanding anything to the contrary in Section 6.15, Operator shall not issue any instructions which would be inconsistent with Contractor’s rules, policies or procedures pertaining to the safety of Contractor’s Personnel or Contractor’s Equipment, including the Rig, or require Contractor to exceed the rated capacities of Contractor’s Equipment or the minimum or maximum water depths or maximum well depths set forth in Section 2.3.a.

ARTICLE VII

REPORTS TO BE FURNISHED BY CONTRACTOR

7.1                               Drilling Reports

Contractor shall each day furnish Operator’s designated representative two (2) signed copies of daily drilling reports in detail on standard IADC-API Daily Drilling Report form, or equivalent, furnished by Contractor, and Contractor agrees to maintain copies of the Daily Drilling Reports for a minimum of two (2) years. This report shall specifically include details of time breakdown on all operations and a clear description of all operations, including lost time, repairs, difficulties, accidents, measurements of pipe, mud material used each day (both bulk and sack), diesel inventory, complete bit information, as well as bulk cement used each day, and tests and properties of drilling fluids each tour. Contractor shall also furnish such additional data as may be reasonably required by Operator.

7.2                               Accident Reports

Contractor shall notify Operator promptly and report all accidents and/or occupational illnesses on an Employee Injury and Illness Report or an Accident Report, as soon as possible following any accident resulting in injury and/or occupational illness or death to any Contractor Indemnified Parties, during the Work hereunder.

ARTICLE VIII

LIABILITY AND INDEMNIFICATION

8.1                               Indemnity Definitions

In this Drilling Contract, specifically including this Article VIII:

a.               “Claim” or “Claims” means, unless specifically provided otherwise, all claims (including, but not limited to, those on account of loss or damage to property, bodily injury, personal injury, illness, disease, maintenance, cure, loss of consortium (parental or spousal), loss of support, death, and wrongful termination of employment), damages, liabilities, losses, demands, liens,

27

encumbrances, fines, penalties, causes of action of any kind (including actions in rem or in personam), obligations, costs, judgments, interest and awards (including payment of attorneys’ fees and costs of litigation) or amounts, of any kind or character, whether under judicial proceedings, administrative proceedings or otherwise, or conditions in the premises of or attributable to any person or persons or any party or parties, breach of representation or warranty (expressed or implied), under any theory of contract, breach of contract or tort, excluding any Claims which arise by reason of indemnification or assumption of liability contained in other contracts entered into by Operator Indemnified Parties or Contractor Indemnified Parties (except as otherwise provided in Section 8.3.b), directly or directly arising out of, or incident to or in connection with this Drilling Contract or the performance of the Work under this Drilling Contract.

b.              The phrase “regardless of fault” means without regard to the cause or causes of any Claim, including, without limitation, a Claim caused in whole or in part by:

(i)                           The negligence (whether sole, joint, concurrent, comparative, contributory, active, passive, or otherwise), strict liability, or other fault or any other theory of legal liability of Operator Indemnified Parties, the Contractor Indemnified Parties, invitees or Third Parties, or a Party’s contractors and subcontractors;

(ii)                        pre-existing defect or condition, whether patent or latent, of the premises of Operator or Contractor, of the Rig, or Operator’s Equipment; or

(iii)                     the unseaworthiness of the Rig or any vessel or unairworthiness of any aircraft of a Party whether chartered, owned, or otherwise provided by Operator Indemnified Parties, Contractor Indemnified Parties, invitees or Third Parties or a Party’s contractors or subcontractors.

8.2                               Indemnity Obligation

a.               The indemnities contained in this Article VIII shall exclusively govern the allocation of risks and liabilities of the Parties and shall control, notwithstanding any other provision contained elsewhere in this Drilling Contract, including breach of any representation, warranty or other provision of this Drilling Contract.

b.              A Party’s indemnification and hold harmless obligations under this Drilling Contract shall also extend to actions in rem or in personam.

c.               The indemnity obligations under this Drilling Contract are effective to the maximum extent permitted by law; even if such indemnity obligation is held to be invalid or unenforceable, such holding shall not affect the remaining indemnity obligations between the Parties.

d.              Each Party agrees to promptly notify the other Party after receipt of any Claim for which it may seek indemnification.

28

8.3                               Loss or Damage to Contractor’s Rig and Equipment

a.               Subject to Sections 8.3.b and 8.4 below, and notwithstanding anything to the contrary in the other provisions of this Drilling Contract, Contractor shall assume liability at all times for damage, loss or destruction of the property of the Contractor Indemnified Parties (including but not limited to the Rig, and to its in-hole Equipment when such Equipment is above the rotary table) and property of Contractor’s subcontractors, contractors or invitees, and shall protect, defend, indemnify, release and hold harmless Operator Indemnified Parties from and against all Claims for damage, loss or destruction of such property, including the Rig, directly or indirectly arising out of, incident to, or in connection with the Work, including but not limited to, ingress and egress, loading and unloading, presence on any platform, vessel, aircraft or other premises leased, chartered, owned, provided or rented by any Party, regardless of fault.

b.                   Notwithstanding any other provisions of this Drilling Contract, Contractor retains the right to proceed against any contractor or subcontractor of Operator providing aircraft or vessels, the vessel itself, and/or its owners, operators or insurers, causing loss or damage to the Rig, even if chartered by or otherwise furnished by Operator.

8.4                               Loss or Damage to Contractor’s In-Hole and Subsea Equipment

a.               In-Hole Equipment. Operator shall assume liability for damage, loss or destruction of Contractor’s Equipment while below the rotary table, not including normal wear and tear, except to the extent caused by the gross negligence or willful misconduct of Contractor Indemnified Parties.

(i)             For such damage, loss, or destruction of Contractor’s in-hole equipment while below the rotary table during the performance of the Work, which shall include damage caused by exposure to highly corrosive or other destructive elements, including those introduced into the drilling fluid, except to the extent Contractor is responsible as provided in this Section 8.4(a), Operator agrees to be responsible for the lesser of the actual repair cost or to replace or to reimburse Contractor at current replacement cost FOB the Rig, or other location designated by Contractor at no greater shipping/handling cost, as follows:

(ii)          Contractor’s in-hole equipment, when said equipment is in the hole below the rotary table during the performance of the Work, less accumulated depreciation, (a) for drill pipe, at the rate of 2 1/2 % per month of use during the term hereof; (b) for heaviwate, drill collars and subs, at 1 1/2 % per month of use during the term hereof, (c) with maximum allowable depreciation of 25% for items (a) and (b) and maximum depreciation of 0% (zero percent) for fishing and other in-hole equipment; and depreciation will commence on date of first use when new, subject to a credit for insurance proceeds actually received by Contractor in respect of such in-hole equipment.

29

b.              Subsea Equipment. In the event of damage, loss or destruction of Contractor’s subsea equipment while below the water line during the performance of the Work (including but not limited to blowout preventers, risers and riser accessories, connector buoys, and pendant wires), not including normal wear and tear, and except when caused by the sole or gross negligence or willful misconduct of Contractor Indemnified Parties, Operator shall be responsible for all losses which are not reimbursed by Contractor’s insurance, including the applicable deductible.

c.               Assignment of Rights. In the event damage of loss or destruction of Contractor’s Equipment as provided in Sections 8.4.a or 8.4.b is caused by latent defects in Contractor’s Equipment and Operator has incurred liability for such loss, then Contractor shall, upon Operator’s written request, assign to Operator all of Contractor’s warranty rights it may have from the supplier/vendor of such Contractor’s Equipment.

8.5                               Loss or Damage to Operator’s Equipment

Operator shall assume liability at all times for damage, loss, or destruction of property and equipment of Operator Indemnified Parties and Operator’s subcontractors, contractors (excluding the Contractor and its contractors and subcontractors) or invitees, including, any platform, pipelines, cables, subsea wells, and umbilicals or other structure of Operator Indemnified Parties, and shall protect, defend, indemnify, release and hold harmless Contractor Indemnified Parties from and against all Claims for damage, loss or destruction of the property and equipment of Operator Indemnified Parties and Operator’s subcontractors and contractors (excluding the Contractor and its contractors and subcontractors), directly or indirectly arising out of, incident to, or in connection with the Work, including but not limited to, ingress and egress, loading and unloading, presence on any platform, vessel, aircraft or other premises leased, chartered, owned, provided or rented by any Party regardless of fault.

8.6                               Loss of or Damage of the Hole - Redrill Rate

In the event loss of or damage to the hole or the well occurs, or in the event any well being drilled by Contractor under this Drilling Contract shall blowout or crater from any cause whatsoever, by whomsoever, during the Work, Operator shall bear the entire cost and expense of killing the well or otherwise bringing the well under control, including relief wells, and also shall protect, defend, indemnify, release and hold harmless Contractor Indemnified Parties for all Claims for damage to the hole, including the casing therein, regardless of fault, provided that, if loss of or damage to the hole results from the sole or gross negligence or willful misconduct of Contractor Indemnified Parties, Contractor shall, at the request of Operator, as Operator’s exclusive remedy, re-drill the same or an equivalent hole to such depth as such lost hole had been drilled previously or repair hole to the same condition prior to such damage, or drill a relief well if required, at the Redrill Rate set out in Section 3.10.

30

8.7                               Liability for Underground Damage

Operator assumes all liability and shall protect, defend, indemnify, release and hold harmless Contractor Indemnified Parties from and against all Claims directly or indirectly arising out of, incident to, or in connection with the Work for the loss of or damage to any geological formation, strata, or oil, gas or other reservoirs beneath the surface of the earth, which shall also include the loss of any such oil, gas or other substance which escapes above or below the surface, regardless of fault.

8.8                               Pollution Liability and Oilfield Waste Handling Procedure

The liability of Contractor and Operator for pollution and handling oilfield waste is as follows:

a.               Contractor

Contractor shall assume all responsibility and shall protect, defend, indemnify, release and hold harmless Operator Indemnified Parties from and against all Claims, regardless of fault, for the cost of control and removal, caused by contamination or pollution, including fines or penalties levied by the MMS or USCG or any other government entity, directly or indirectly arising out of, incident to, or in connection with the Work, from the following:

i.      Discharge of Pollutants - Rig Operation,

Discharge, dispersal, release or escape of waste oil or other petroleum substance or derivative (including any waste oil, refuse, or waste oil mixed with water), pipe dope, paints, solvents, ballasts, bilge, garbage, sewage, hazardous waste, solid waste, disposal, release or escape of oil emulsion, oil based or chemically treated drilling fluids, contaminated cuttings and lost circulation and fish recovery materials and fluids in Contractor’s possession and control including, mud returns after the drilling solids treatment equipment, and other such materials, in Contractor Indemnified Parties’ (or their contractors and subcontractors) possession or control, originating and/or emanating from the Rig.

b.              Operator

Except with respect to the liabilities of Contractor assumed under Section 8.8(a), Operator shall assume all responsibility and shall protect, indemnify, defend, release and hold harmless Contractor Indemnified Parties from and against all Claims, regardless of fault, directly or indirectly arising out of, incident to, or in connection with the Work, caused by contamination (including radioactive contamination) or pollution, including fines or penalties levied by the MMS or USCG or any other government entity, and the cost of control, clean-up and removal, including but not limited to the following:

i.                  Discharge of Pollutants — Mud and Cuttings Discharge, disposal, release or escape of oil emulsion, oil based or chemically treated drilling fluids, contaminated cuttings and lost circulation and fish recovery materials and fluids not in Contractor’s possession and control, including, but not limited

31

to, mud returns before the drilling solids treatment equipment, and for the avoidance of doubt, includes mud returns and/or discharge from the riser screen(s) and slip-joints (TJ), and

ii.               Fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance.

c.               Operator’s Participation

Without relieving Contractor of any of its obligations herein provided, the Parties agree that Operator may take part, to any extent it deems necessary, in the control and removal of any contamination or pollution which is the responsibility of Contractor under the foregoing provisions; and Contractor shall reimburse Operator for the reasonable and customary cost thereof, subject to any limitation above provided, within thirty (30) days of receipt of a statement from Operator.

d.              Oilfield Waste Handling Procedure

Contractor shall comply with all applicable laws, rules and regulations regarding the handling of oilfield waste for which it is responsible pursuant to Appendix D.

8.9                               Contractor Indemnification - Personnel

Notwithstanding anything to the contrary in the other provisions of this Drilling Contract, Contractor shall protect, defend, indemnify, release and hold harmless Operator Indemnified Parties from and against all Claims for bodily injury, illness, disease, or death of Contractor Indemnified Parties and employees of Contractor’s subcontractors, contractors or invitees, directly or indirectly arising out of, incident to, or in connection with the Work, including but not limited to, ingress and egress, loading and unloading, presence on any platform, vessel, aircraft or other premises leased, chartered, owned, provided or rented by any Party, regardless of fault.

8.10                        Operator Indemnification - Personnel

Notwithstanding anything to the contrary in the other provisions of this Drilling Contract, Operator shall protect, defend, indemnify, release and hold harmless Contractor Indemnified Parties from and against all Claims for bodily injury, illness, disease, or death of Operator Indemnified Parties and employees, representatives or other agents of Operator’s subcontractors, contractors (excluding Contractor and its contractors and subcontractors) or invitees, directly or indirectly arising out of, incident to, or in connection with the Work hereunder, including but not limited to, ingress and egress, loading and unloading, presence on any platform, vessel, aircraft or other premises leased, chartered, owned, provided or rented by any Party, regardless of fault.

8.11                        Personnel and Property of Third Parties

(a)           Subject to Sections 8.7, 8.8 and 8.14, Contractor shall be responsible for and hold harmless and indemnify Operator Indemnified Parties from and against Claims (including, but not limited to, those for bodily injury, personal

32

injury, illness, disease, maintenance, cure, loss of consortium, loss of support, death, property damage, and wrongful termination of employment) by or in favor of or incurred or sustained by any Third Party in relation to Contractor’s performance or obligations under this Drilling Contract to the extent such Claim is the result of the negligence (whether sole, joint, or concurrent) or other legal fault of Contractor or Contractor’s Personnel.

(b)           Subject to Sections 8.7, 8.8 and 8.14, Operator shall be responsible for and hold harmless and indemnify Contractor Indemnified Parties from and against Claims (including, but not limited to, those for bodily injury, personal injury, illness, disease, maintenance, cure, loss of consortium, loss of support, death, property damage, and wrongful termination of employment) by or in favor of or incurred or sustained by any Third Party in relation to this Operator’s performance or obligations under this Drilling Contract to the extent such Claim is the result of the negligence or other legal fault of Operator or Operator’s Personnel.

8.12                        Consequential Damages

Notwithstanding any provision in this Drilling Contract to the contrary, the indemnities set forth above do not include indemnification by one Party for any consequential or indirect damages suffered by another Party, including by way of example, loss of production, loss of profit, business interruptions and spread costs, and each Party hereby waives any and all Claims it may have against the other Party for such damages, regardless of fault.

8.13                        Debris & Wreck Removal

Contractor shall promptly remove all debris and/or wreckage of the Rig to the extent required by legally constituted authority or reasonably requested by Operator in order to conduct its operations. Contractor shall release, defend, indemnify and hold harmless Operator for the costs of removal of such Equipment and from and against Claims arising out of Contractor’s or Operator’s obligation to remove said debris and/or wreckage as described above, regardless of fault.

8.14                        Patent Infringement

Contractor and Operator each represent to the other that any and all tools, equipment, and services, which may be respectively used, constructed, or provided hereunder, do not, to the best of their knowledge, infringe any patent, copyright, or trademark or misappropriate any Third Party trade secrets, and with respect to any such tools, equipment, and services which are used, constructed, or provided by it, each Party hereby agrees to protect, defend, indemnify, release and hold harmless the other Party from any and all Claims, made by a claimant with regard thereto. Each Party shall use its best efforts to ensure that any such tools, equipment, and services do not infringe any patent, copyright, or trademark or misappropriate any trade secrets.

8.15                        Right to Participate in Defense

The indemnifying Party shall, at its sole cost and expense, investigate, handle, respond to and provide defense for any Claim for which it gives indemnity herein, provided that, at its expense, the Party being indemnified shall be afforded the right

33

and opportunity to participate in any such investigation, defense or litigation regarding a Claim for which it is indemnified through counsel of its own choosing.

8.16                        Attorneys’ Fees to Enforce Contract

In the event a Party, after receipt of notice of a Claim fails to furnish a defense and indemnity as provided for herein or in the event either Party breaches an obligation in this Drilling Contract, the other Party shall be entitled to receive from the offending Party reasonable attorneys’ fees, costs, and expenses incurred in the enforcement of this Drilling Contract, including specifically but not limited to Claims for contractual indemnity and insurance coverage.

8.17                        Taxes

Except as provided herein, each Party shall be responsible for its own tax liability. If Operator requests Contractor to perform Work in state or territorial waters, Operator shall assume all responsibility and shall protect, defend, release and hold harmless Contractor Indemnified Parties and the Rig from and against all Claims for any State, County or Parish, and/or other municipal or local tax or similar levy and attendant costs and expenses which may be applicable to or arise from operations or revenues earned by Contractor under this Drilling Contract, including the Contractor Rig and Equipment, provided always that Contractor shall take all commercially reasonable steps to minimize any such taxes. Contractor shall notify Operator promptly of any notice by any state or other taxing entity with regard to any such tax and shall cooperate fully with Operator and Operator’s representatives at Operator’s expense should Operator choose to contest any such tax or levy.

8.18                        Liens

Contractor shall keep Operator’s Equipment, the well(s), licenses and interest therein or production therefrom and work free and clear of all liens, claims, assessments, fines and levies created or committed by Contractor or by subcontractors or contractors of Contractor, provided Operator makes payments of all undisputed amounts due Contractor in accordance with Section 4.2. Operator may, subject to the prior written approval of Contractor, post on Contractor’s Equipment such notices as Operator and Contractor may mutually agree in order to ensure the reasonable protection of Operator against any liens, claims, assessments, fines and/or levies upon Operator’s assets. In the event any such liens are improperly filed by Contractor, its subcontractor or contractors against Operator or any of its wells, property or equipment, Contractor shall assume all responsibility and shall protect, defend, indemnify, release and hold harmless Operator Indemnified Parties from and against all Claims relating thereto.

34

ARTICLE IX

INSURANCE

9.1                               Contractor’s Insurance

Contractor shall carry and maintain insurance coverages of the type and in the amounts set forth in Appendix E, Part A, covering only those liabilities specifically assumed by Contractor under this Drilling Contract. All references in this Drilling Contract to “insurance” of Contractor shall mean such insurance as set forth in Appendix E, Part A. Contractor shall have the right to self-insure any or all of that portion of insurance relating to loss or damage to Contractor’s Equipment.

9.2                               Certificates

Contractor will furnish Operator, on request, with certificates indicating that the required insurance is in full force and effect and that the same shall not be cancelled or materially and adversely changed without thirty (30) days prior written notice to Operator.

9.3                               Insurance in Support of Mutual Indemnity Obligations

To the extent the indemnity obligations herein are governed by Chapter 127, TEX. CIV. PRAC. & REM. CODE ANN. §127.001 et seq. (Vernon 1986, as supplemented), as the same may be amended from time to time, Operator and Contractor shall provide equal amounts of insurance (the amounts being the $1,000,000 primary and $10,000,000 excess general liability insurance) so as to qualify for the mutual indemnity obligation exception as provided for in Chapter 127, TEX. CIV. PRAC. & REM. CODE ANN. §127.005 (Vernon 1986 as supplemented), as the same may be amended from time to time. The indemnity obligations of Contractor, as set out in this Drilling Contract, are independent of any insurance requirements as set out in Article IX and Appendix E, Part A, and such indemnity obligations shall not be lessened or extinguished by reason of Contractor’s failure to obtain the required insurance coverage or by any defenses asserted by Contractor’s insurers. Moreover, the indemnity obligations of Operator, as set out in this Drilling Contract, are independent of any insurance requirements as set out in Article IX and Appendix E, Part B, and such indemnity obligations shall not be lessened or extinguished by reason of Operator’s failure to obtain the required insurance coverage or by any defenses asserted by Operator’s insurers.

9.4                               Subcontractors

Each Party shall use its best efforts to cause its subcontractors to obtain, maintain and keep in force during the time in which they are performing services hereunder, insurance deemed necessary to cover the Work, and furnish Operator evidence of such insurance coverage upon request.

35

9.5                               Failure to Provide Insurance

In the event a Party fails to obtain or maintain any insurance that it is obligated to provide hereunder, said Party shall nevertheless bear all responsibility for liabilities and losses it assumes under the Drilling Contract.

9.6                               Financial Responsibility

Operator shall furnish evidence of Oil Spill Financial Responsibility (“OSFR”) as required by Sections 304 and 305 of the Outer Continental Shelf Lands Act Amendments of 1978; Title III - Offshore Oil Spill Pollution Fund to cover operations to be performed hereunder. Contractor shall provide a Shipyard Pollution Plan and Emergency Evacuation Plan for Contractor’s Rig as required by the U.S. Coast Guard.

9.7                               Operator Insurance

Operator shall carry and maintain insurance coverages of the type and in the amounts set forth in Appendix E, Part B.

ARTICLE X

INDEPENDENT CONTRACTOR

10.1                        It is expressly understood that Contractor is an independent contractor and neither Contractor, its contractors or subcontractors, nor any of their respective employees, representatives, or agents, are or shall be employees, representatives, or agents of Operator. The actual performance and superintendence of all Work hereunder shall be by Contractor, under the control and direction of Contractor, as to the details of the Work; provided however, Operator, being interested in the results to be obtained, is authorized to designate a representative or representatives who shall at all times have access to the Rig and related equipment for the purposes of observing tests or inspecting the Work performed hereunder by Contractor in furtherance of its interest.

ARTICLE XI

GOVERNING LAW AND DISPUTE RESOLUTION

11.1                        This Drilling Contract shall be construed and the relations between the Parties determined in accordance with the General Maritime Law of the United States, not including any of its conflicts of law rules that would direct or refer to the laws of another jurisdiction. The Parties have allocated liability risk pursuant to this Drilling Contract and therefore intend that no anti-indemnity law, rule or regulation apply hereto. Thus, to the extent General Maritime Law of the United States is determined by a court of competent jurisdiction not to apply, the laws of the State of Texas shall govern and control to the extent applicable excluding conflicts of law rules that would direct or refer to the laws of another jurisdiction, and, subject to Sections 8.2.c. and 20.2, excluding the application of any anti-indemnification law, rule or regulation.

36

11.2

a.                                       Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of Texas (Houston Division), or in the event there is no applicable federal jurisdiction, to the exclusive jurisdiction of any state court of competent jurisdiction located in Houston, Harris County, Texas, for the purposes of all legal proceedings arising out of or relating to this Drilling Contract. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

b.                                      In the event of a dispute between the Parties hereto, including but not limited to a commercial dispute or a dispute connected with a personal injury or property damage claim, arising out of or relating to this Drilling Contract, or the breach thereof, then:

(i)                                     the Parties agree that the Operator’s Executive Vice President of Operations and Contractor’s President or Chief Operating Officer, or their respective designees, will promptly consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a prompt, just and equitable resolution satisfactory to the parties;

(ii)                                  if, after negotiating in good faith as provided in Section 11.2(b)(i), no resolution satisfactory to the parties has been reached within three (3) business days, either party may make a written demand to submit the dispute to non-binding mediation. Such mediation shall be conducted at Houston, Texas, in an expedited manner by a mediator jointly appointed and agreed to by the parties; and

(iii)                               in the event the parties are unable to resolve their dispute through mediation pursuant to Section 11.2(b)(ii), within thirty (30) days from the failure to reach a satisfactory resolution pursuant to Section 11.2(b)(i), such dispute shall be settled exclusively and finally by the federal or state court of competent jurisdiction located in Houston, Harris County, Texas, as set out above.

c.                                       IN ANY DISPUTE BETWEEN THEMSELVES, EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS DRILLING CONTRACT.

37

(d)                                 In any mediation or other legal proceeding arising out of or relating to this Drilling Contract, the Parties agree that all exemplary and punitive damages are expressly waived.

ARTICLE XII

FORCE MAJEURE

12.1                        a.     “Force Majeure” means an act or cause which delays or prevents a Party from performing its obligations under this Drilling Contract, including, but not be limited to, named tropical storm or hurricane, lightning or similar violent weather conditions; or other occurrences resulting from natural causes; or wars, whether or not declared; strikes; labor disturbances; riots; insurrections; rebellions; terrorist acts; civil disturbances; order of governmental authority; or acts of God (excluding adverse sea or weather conditions), and, without limitation by the foregoing, any other cause beyond the reasonable control of either Party which, despite the exercise of reasonable efforts by the affected Party, makes continuance of operations or performance hereunder impossible. No Force Majeure event affecting a party shall relieve, suspend, or otherwise excuse that Party from performing any obligation to indemnify, reimburse, hold harmless, or otherwise make any payment due and payable to the other Party under this Drilling Contract.

b.              During periods in which normal operations are suspended due to Force Majeure (excluding loss of the Rig covered by Section 2.6.a), the Force Majeure Rate shall apply for a maximum of thirty (30) continuous days, after which, Operator shall pay fifty percent (50%) of the Force Majeure Rate per day for an additional continuous forty-five (45) days. Thereafter, subject to Section 12.1.d), Section 12.1.e) shall apply.

c.               In the event of suspension of operations due to Force Majeure (i) lasting for seventy-five (75) continuous days or more (excluding loss of or damage to the Rig addressed by Section 2.6) or (ii) when Operator’s Equipment (directly associated with or which is necessary for the Work) is damaged to such an extent that repairs to or replacements of the Rig or Operator’s Equipment within seventy-five (75) days from the beginning of such Force Majeure event will not be reasonably practicable, upon providing Contractor with fifteen (15) days’ prior written notice no earlier than sixty (60) days after the beginning of such Force Majeure event, Operator, shall have the right and option to terminate the Drilling Contract. In the event of such termination, Contractor shall demobilize the Rig forthwith and Operator shall have no further obligations to Contractor, other than payment of the Force Majeure Rate as provided in Section 12.1.b), until the effective date of termination and any outstanding Mobilization Fee or unpaid amounts for Rig Upgrade(s) (pursuant to Section 3.3), demobilization (pursuant to Section 3.7.b.) and payment of any other outstanding sums due and payable by Operator to Contractor.

d.              Except as otherwise provided in this Article, in the event of Force Majeure event lasting for seventy-five (75) continuous days or more (excluding loss of or

38

damage to the Rig addressed by Section 2.6 or Section 12.1.e), upon providing Operator fifteen (15) days prior written notice no earlier than sixty (60) days after the beginning of the such Force Majeure event, Contractor shall have the right to terminate the Drilling Contract after seventy-five (75) continuous days of suspended Work at the Force Majeure Rate as provided in Section 12.1.b). In the event of such termination, Contractor shall demobilize the Rig forthwith and Operator shall have no further obligations to Contractor, other than payment of the Force Majeure Rate as provided in Section 12.1.b) until the effective date of termination and any outstanding Mobilization Fee or unpaid amounts for Rig Upgrade(s) (pursuant to Section 3.3), demobilization (pursuant to Section 3.7.b.), and payment of any other outstanding sums due and payable by Operator to Contractor. Notwithstanding anything to the contrary in this Section 12.1.d, Operator, at its sole option, may prevent termination by notifying Contractor within five (5) days after receipt of notice by Contractor of its intent to terminate the Drilling Contract, at which time the applicable Force Majeure Rate shall be increased to ninety percent (90%) of the Operating Rate until Work resumes or the Drilling Contract is terminated, in which instance Contractor shall not have the right to terminate the Drilling Contract under this Section 12.1.d.

e.               In the event normal operations cannot be resumed following a Force Majeure event due to damage to the Rig caused thereby, notwithstanding the provisions of Section 12.1.b) and Section 12.1.c) above, the Force Majeure Rate shall continue for a maximum of seventy-five (75) continuous days, after which, Operator shall pay the Repair Rate for up to forty eight (48) hours per occurrence, subject to a maximum of forty eight (48) hours per calendar month and thereafter, Contractor shall receive a Repair Rate of zero ($0). The Primary Term of the Drilling Contract shall automatically be extended by such repair time at the $0 Repair Rate as specified in Section 3.5.d.

f.                 The Party claiming Force Majeure shall notify the other Parties of the Force Majeure event in writing within a reasonable time, not to exceed five (5) days, after the occurrence. Each Party shall exercise reasonable diligence to overcome any Force Majeure delaying the Work herein but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

ARTICLE XIII

TERMINATION BY OPERATOR

13.1                        Subject to the fulfillment of all then existing obligations under the Drilling Contract, Operator may terminate the Drilling Contract, effective upon delivery to Contractor of written notice of such termination, for the following:

a.               in the event that Contractor does not provide the Rig to Operator at the location in the Gulf of Mexico designated by Operator pursuant to Section 2.1a, after having met conditions (i), (ii) and (iii) of Section 2.4.b, by January 1, 2012 as provided in Section 2.1.b; or

39

b.              in the event the Rig suffers substantial damage, or protracted breakdown for reasons other than Force Majeure and the Contractor fails to repair the Rig within a twelve (12) month period, as provided in Section 2.6; or

c.               upon total loss or constructive total loss of the Rig, as provided in Section 2.6; or

d.              at any time Contractor is adjudged bankrupt, insolvent or makes an assignment for the benefit of creditors; or

e.               in the event of protracted Force Majeure as provided in Section 12.1.c.

Termination of the Drilling Contract by Operator for any of the reasons set forth in (a) — (e) above shall result in no further liability of Operator to Contractor except for payment of any outstanding Mobilization Fee or unpaid amounts for Rig Upgrade(s) (pursuant to Section 3.3), demobilization (pursuant to Section 3.7.b.), and any other outstanding sums due and payable to Contractor.

A breach of any representation, warranty, or other provision of this Drilling Contract, shall not, in and of itself independently give rise or create a right of termination hereunder, except as expressly provided to the contrary in this Article XIII. To the extent of any conflict between the provisions of this Article and the other terms and provisions of the Drilling Contract, the provisions of this Article shall control.

ARTICLE XIV

TERMINATION BY CONTRACTOR

14.1                        a.     Subject to the provisions of Article IV, in the event that any payments due by Operator, except any invoices that are in dispute, are not paid when due, Contractor shall notify Operator of nonpayment and shall give Operator ten (10) days from receipt of said notice to pay amounts due with applicable interest. In the event Operator fails to pay within the said ten (10) day period, Contractor may terminate this Drilling Contract by notifying Operator in writing to that effect and the Drilling Contract shall terminate, fifteen (15) days after receipt of the notice, unless payment with interest, of all invoices then overdue and not in dispute is received by Contractor prior to the expiration of said fifteen (15) day period. In this instance, Contractor shall not be obligated to finish any well or Work in progress by Operator, but shall be obligated to perform such further Work as may reasonably be required by Operator to make the hole being drilled at the time safe and in accordance with all applicable laws, rules, and regulations, in which case, the aforesaid termination shall be effective upon completion of such Work.

b.              In the event of termination by Contractor pursuant to Section 14.1.a above, Contractor shall be entitled to pursue claims for breach of contract against Operator. Furthermore, should the collection of any monetary damages or other sums due and payable to Contractor by Operator be placed in the hands of an

40

attorney for collection and Contractor prevails, then Contractor shall be entitled to reasonable attorney’s fees and costs associated therewith.

c.     Contractor may also terminate pursuant to Article XII.

It is acknowledged and agreed by the Parties hereto that a breach of any representation, warranty, or other provision of this Drilling Contract, shall not, in and of itself independently give rise or create a right of termination hereunder, except as expressly provided to the contrary in this Article XIV. To the extent of any conflict between the provisions of this Article and the terms and provisions of the Drilling Contract, the provisions of this Article shall control.

ARTICLE XV

UNSATISFACTORY PERFORMANCE

15.1                        If Contractor should neglect, delay or discontinue its Work hereunder (except as herein provided), or if Contractor should fail to conduct its operations under the Drilling Contract in accordance with Good Industry Practices as a result of causes solely within the control of Contractor, or if the Contractor has failed to furnish or to maintain the Rig in good condition and suitable for the use intended, Operator may give Contractor written notice in which the causes of dissatisfaction shall be specified. Should Contractor fail or refuse to remedy or to commence to remedy the matters complained of within ten (10) days after written notice is received by Contractor, then the senior management of Contractor and Operator shall promptly meet to discuss the situation and agree upon an appropriate course of action. If such meeting does not produce satisfactory results and the cause of Operator’s dissatisfaction has not been cured within seven (7) days of the meeting, then Operator may require in writing Contractor to replace, within three (3) days of the seventh day of the cure period, any key personnel on the Rig (including the OIM, Tool Pusher, or any other supervisory personnel) and/or to take any other reasonably necessary action, as mutually agreed, to cure the dissatisfaction or deficiency as may apply to equipment or procedures.

ARTICLE XVI

SAFETY POLICIES AND PROCEDURES

16.1                        Operator has safety as a high priority, and expects the same dedication to safety from its independent contractors. However, Operator cannot and does not supervise and/or control the manner and means by which contractors carry out Work assignments. Operator must rely upon its contractors to adopt, implement, and enforce rules, and practices necessary for the safe performance of a contractor’s Work. As a result, Contractor shall be solely responsible for the safety and health of its employees, representatives, and agents, and for those of its subcontractors. Contractor shall also be responsible for conducting a thorough examination of the Rig before Work commences.

41

ARTICLE XVII

NOTICES

17.1        Notices and other communications permitted or required hereunder shall be in writing and shall be deemed received (a) when delivered by hand in person, receipt thereof being acknowledged in writing or (b) on the date of signature for receipt by the receiving Party of certified, registered or couriered mail or (c) upon receipt by the sending Party or a reply telefax confirming receipt by the receiving Party of the telefax sent by the sending Party. Notices and other communications shall be as follows, including all sums due and payable hereunder to Contractor shall be payable at the address or wire transfer account shown below:

IF TO OPERATOR:

Cobalt International Energy, L.P.

Two Post Oak Central

1980 Post Oak Boulevard, Suite 1200

Houston, TX 77056

Tel: 713/579-9125

Fax: 713/579-9196

Attention: Doug White, Manager, Drilling and Operations

IF TO CONTRACTOR:

ENSCO OFFSHORE COMPANY	Wire Transfer:

620 Moulin Road	Wells Fargo Bank, NA
Broussard, Louisiana 70518	ABA #121000248
Swift WFBIUS6S

Tel: 337/837-8500
Fax: 337/837-8520	Beneficiary: ENSCO Offshore Company

Attention: John Knowlton	Account # 4121098099

ARTICLE XVIII

SUCCESSOR AND ASSIGNS / ASSIGNMENT

18.1        The Drilling Contract shall be binding on the Parties hereto, their successors and assigns. The Drilling Contract is personal and Contractor may not assign in whole or in part its rights under the Drilling Contract without the Operator’s prior written consent, such consent not to be unreasonably withheld. Operator shall have the right, subject to the provisions of Section 2.4.e and with prior written consent from

42

Contractor, such consent not to be unreasonably withheld, at any time, to assign all or any part of the Drilling Contract to one of its Affiliates. Provided, however, Contractor’s consent shall not be required for assignment of all or any part of this Drilling Contract to one of Operator’s Affiliates that is a one hundred percent (100%) wholly owned subsidiary and in such event Cobalt International Energy L.P. shall be a guarantor, not merely a surety, of the obligation of its assignee Affiliate. Operator shall also have the right, subject to the provisions of Section 2.4.e, at any time, to assign all or any part of the Drilling Contract to a third-party, with prior written consent from Contractor, such consent not to be unreasonably withheld. In the event of any assignment of this Drilling Contract by Operator to a third-party, unless otherwise agreed in writing between Operator and Contractor, the Operator shall be fully and finally relieved from performance of its obligations hereunder and the obligations of its assignee in respect to the assignment for the full term or period of such assignment.

ARTICLE XIX

HEADINGS

19.1        Headings of Articles shall not be considered in interpreting the text of the Drilling Contract. The Drilling Contract has been jointly drafted by Operator and Contractor, and no portion of the Drilling Contract shall be construed against Operator or Contractor on the ground that the Operator or Contractor supplied, amended, or deleted such portion or any other portion hereof. However, the obligations, undertakings, representations and warranties in the “Whereas” clauses of this Drilling Contract shall be considered as fully enforceable.

ARTICLE XX

SEVERABILITY / ENTIRE AGREEMENT / AMENDMENT/GENERAL

20.1        The Drilling Contract, including Appendix A (Rig Acceptance and Performance Criteria); Appendix B (Contractor’s Personnel); Appendix C (Contractor’s Rig and Equipment); Appendix D (Equipment, Services & Facilities Furnished); Appendix E (Insurance); Appendix F (Equal Employment Opportunity); and Appendix G (Operator’s Health, Safety, Security and Environmental Policy), which are attached hereto and fully incorporated into this Drilling Contract, constitutes the entire agreement of the Parties. No other agreement, statement or promise made by any Party, its employee, officer or agent not contained in the Drilling Contract shall be binding or valid. In the event of a conflict between the Appendices and the body of this Drilling Contract, the body of the Drilling Contract shall prevail.

20.2        If any portion of the Drilling Contract shall be declared invalid, the Drilling Contract shall nevertheless continue in force and effect as to those remaining valid provisions. The waiver or forbearance of any right hereunder shall not preclude the insistence of such right thereafter in any instance.

43

20.3        In the event of conflict between any provision or term hereof and the provisions or terms of any invoice, bid, price list, manifest, job order, or other document between the Parties, the provisions and terms hereof shall prevail.

20.4        No amendment hereto shall be effective unless contained in an instrument in writing executed by Operator and Contractor.

20.5        Notwithstanding anything to the contrary in this Drilling Contract, the provisions of Section 3.3.f, Section 3.7.b, Article IV, Article VII, Article VIII, Article IX, Article XI, Section 12.1.d, Section 12.1.e, Section 13.1, Section 14.1, Section 20.5, Article XXI and any other provision of the Drilling Contract providing for payment of sums due and payable or accruing on or after the termination date of the Drilling Contract shall survive the termination of this Drilling Contract.

20.6        Conflicts of Interest. Neither Contractor nor any of its subcontractors shall pay any fee, commission, rebate or other value to or for the benefit of any employee of the Operator or any of its Affiliates nor will Contactor do business with any company knowing that the results thereof might benefit an employee, agent or officer of Operator or any of its Affiliates.

ARTICLE XXI

CONFIDENTIALITY

21.1        All information relating to any well(s) drilled pursuant to this Drilling Contract (including, but not limited to, well data, log data, prospects, geological or geophysical information, and operational information) obtained by Contractor in the conduct of the Work shall be held in strictest confidence by Contractor. Neither Contractor nor Operator shall make or issue any voluntary public announcement, disclosure or statement with respect to this Drilling Contract or the Work performed hereunder without requesting and receiving the prior written consent of the other Parties; provided, however, that (a) a Party (or its Affiliate) may, without the prior written consent of the other Party, issue such disclosures as may be required by applicable law or governmental or judicial authority pursuant to proper process, or any rule of any securities exchange market to which the disclosing Party is subject and (b) Operator shall be permitted to disclose this Drilling Contract, to the extent reasonably necessary, to any financial institution or lender or potential equity investor who is investigating the provision of financing to or investment in the equity of Operator provided such financial institution or lender or potential equity investor has entered into a confidentiality agreement with Operator. Such request shall be made no less than three (3) business days prior to the date of release or disclosure and a failure to reply by any of the Parties within said three (3) business day period shall be deemed as consent to the release. The foregoing shall not apply to the Parties’ normal and customary disclosures of contract commitments of a public nature.

44

ARTICLE XXII

COUNTERPART EXECUTION

22.1        The Parties agree that the Drilling Contract may be executed in counterparts, including fax counterparts, and together with all counterpart executions shall be considered an original for all purposes hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Drilling Contract by their duly authorized officers or representatives as of the day and year first above written.

OPERATOR:

COBALT INTERNATIONAL ENERGY, L.P.

By:	/s/ Joseph H. Bryant
Name:	Joseph H. Bryant
Title:	Chairman and Chief Executive Officer
Dated:	May 5, 2008

CONTRACTOR:

ENSCO OFFSHORE COMPANY

By:	/s/ P.J. Saile
Name:	P.J. Saile
Title:	Vice President
Dated:	May 5, 2008

45

APPENDIX B - CONTRACTOR PERSONNEL

ENSCO OFFSHORE COMPANY’S
ENSCO 8500 SERIES CREW COMPLEMENT AND WAGE SCALE AS OF January 28, 2008

CONTRACTOR SHALL PROVIDE THE PERSONNEL LISTED BELOW TO BE ON THE DRILLING UNIT AT ALL TIMES.

			33.19%	Hourly	Hourly
	Number	Hourly	Hourly Wage	Overtime	Overtime	Normal	Daily Cost
Crew Position	On Board	Wage	With Burden*	Wage	With Burden*	Hours	Per Man
OIM	1	Salary	Salary	Salary	Salary	As required	$1,359.19
TOOLPUSHER	2	Salary	Salary	Salary	Salary	As required	$1,158.16
BARGE SUPERVISOR	1	Salary	Salary	Salary	Salary	As required	$1,058.02
DRILLING EQUIPMENT ENGINEER	1	Salary	Salary	Salary	Salary	As required	$785.64
DYNAMIC POSITION OPERATOR	2	$35.90	$47.82	$53.85	$71.72	As required	$829.27
BALLAST CONTROL OPERATOR	2	$31.33	$41.73	$47.00	$62.59	12	$727.90
DRILLER	2	$39.82	$53.04	$59.73	$79.55	12	$916.21
ASSISTANT DRILLER	2	$30.79	$41.01	$46.19	$61.51	12	$715.93
DERRICKMAN	2	$22.98	$30.61	$34.47	$45.91	12	$496.48
ROUGHNECK	12	$18.93	$25.21	$28.40	$37.82	12	$414.80
CRANE OPERATOR	2	$25.79	$34.35	$38.69	$51.52	12	$553.15
DECK FOREMAN	2	$18.93	$25.21	$28.40	$37.82	12	$414.80
ROUSTABOUT	8	$15.99	$21.30	$23.99	$31.95	12	$355.50
MARINE ROUSTABOUT	2	$15.99	$21.30	$23.99	$31.95	12	$355.50
ELECTRICAL SUPERVISOR	1	Salary	Salary	Salary	Salary	As required	$1,114.89
ELECTRONIC TECHNICIAN	2	$35.90	$47.82	$53.85	$71.72	As required	$829.27
ASST. ELECTRONIC TECHNICIAN	1	$21.93	$29.21	$32.90	$43.81	12	$475.30
ELECTRICIAN	2	$34.07	$45.38	$51.11	$68.07	12	$788.68
ASST. ELECTRICIAN	1	$21.93	$29.21	$32.90	$43.81	12	$475.30
WELDER	1	$22.85	$30.43	$34.28	$45.65	12	$493.86
MECHANICAL SUPERVISOR	1	Salary	Salary	Salary	Salary	As required	$1,114.89
MECHANIC	2	$34.07	$45.38	$51.11	$68.07	12	$788.68
ASST. MECHANIC	2	$21.93	$29.21	$32.90	$43.81	12	$475.30
THRUSTER TENDER	2	$21.93	$29.21	$32.90	$43.81	12	$475.30
SR SUBSEA ENGINEER	As Required	Salary	Salary	Salary	Salary	As required	$636.33
SUBSEA ENGINEER II	1	Salary	Salary	Salary	Salary	As required	$1,114.89
SUBSEA ENGINEER I	1	$37.50	$49.95	$56.25	$74.92	12	$864.76
STOREKEEPER	1	$22.58	$30.07	$33.87	$45.11	12	$488.41
CONTRACT MEDIC	1			$37.80		12	$467.00
CONTRACT CAPTAIN	As Required					As required	$837.00
CHIEF STEWARD	1	$18.80	$25.04	$28.20	$37.56	12	$412.17
COOKS (1-DAY & 1-NIGHT)	2	$15.80	$21.04	$23.70	$31.57	12	$351.67
GALLEY HAND	7	$12.47	$16.61	$18.71	$24.91	12	$284.50

APPENDIX C:
CONTRACTOR’S RIG AND EQUIPMENT

DRILLING UNIT

EQUIPMENT LIST

ENSCO 8503

A.	GENERAL DESCRIPTION	Page 4

B.	PRINCIPAL DIMENSIONS	Page 5

C.	ENVIRONMENTAL DESIGN LIMITS	Page 6

	OPERATIONAL LIMITS	Page 6

	SURVIVAL LIMITS	Page 6

D.	LIGHTSHIP WEIGHT	Page 6

E.	MAXIMUM VARIABLE DRILLING LOAD	Page 6

F.	STORAGE CAPACITIES	Page 7

G.	DP SYSTEM / MOORING / TOWING GEAR	Page 7

H.	BOAT TIE UP / SUPPLY HOSES	Page 9

I.	POWER SUPPLY SYSTEMS	Page 10

	MAIN POWER SYSTEM	Page 10

	EMERGENCY POWER SUPPLY	Page 11

	RIG SERVICE AIR SYSTEM	Page 12

	COLD START AIR SYSTEM	Page 12

	HIGH PRESSURE AIR SYSTEM	Page 13

J.	DRILLING COMPONENTS / EQUIPMENT	Page 13

	DERRICK AND SUBSTRUCTURE	Page 13

	DRAWWORKS & ASSOCIATED EQUIPMENT	Page 14

	HOISTING EQUIPMENT	Page 15

	ROTATING SYSTEM	Page 16

	TOP DRIVE SYSTEM	Page 16

	AIR HOISTS	Page 16

	DRILL STRING & COMPONENTS	Page 18

	DRILL PIPE AND COLLARS	Page 18

	IBOP’s & SAFETY VALVES	Page 19

	DRILL STRING HANDLING TOOLS	Page 20

K.	WELL CONTROL EQUIPMENT	Page 23

	BOP CONTROL SYSTEM	Page 25

L.	RISER TENSIONING SYSTEM	Page 26

M.	MUD SYSTEM / BULK STORAGE	Page 27

N.	CASING / CEMENTING EQUIPMENT	Page 32

O.	INSTRUMENTATION	Page 32

P.	RIG COMMUNICATIONS SYSTEM	Page 34

Q.	AUXILIARY & MISCELLANEOUS EQUIPMENT	Page 37

	DECK CRANES	Page 37

	GANTRY CRANE	Page 37

	CATWALK MACHINE	Page 37

R.	ACCOMMODATION	Page 40

S.	SAFETY EQUIPMENT	Page 40

A.            GENERAL DESCRIPTION

The ENSCO 8503 is a non-self propelled dynamically-positioned column stabilized Mobile Offshore Drilling Unit (MODU), which has been classed by the American Bureau of Shipping (ABS) as  (Maltese Cross) A1 Column Stabilized Drilling Unit. The ENSCO 8500 conforms to ABS, Liberian and IMO rules and regulations.

The unit has a twin hull configuration with four stabilizing columns. The hulls, columns and main deck are configured with transverse trusses and struts.

Pontoons

The two pontoons have a rectangular cross section with rounded corners. Each pontoon is divided into compartments for fuel oil, drill water, liquid mud, ballast, pump rooms and thruster rooms. Eight thrusters are provided, in there own thruster rooms, which are located at the ends of the pontoons.

Columns

The four columns have a regular rectangular cross section with rounded corners. The columns are comprised of interior and exterior shells, stiffened with vertical angle stiffeners and horizontal web frames or flats. There is a full watertight flat located at 79’-6” above baseline.

The interior and exterior column shells constitute watertight compartments to assure adequate damage stability. Electrical Equipment, Bulk P-tanks, potable water tanks and other related equipment are accommodated inside the columns. Stairs from the main deck to the pontoon pump rooms are also provided inside the columns.

Trusses and Struts

There are four trusses and two struts. All the truss and strut members are tubular sections built with rolled plates with no internal structure. All of these tubulars are watertight.

The two horizontal trusses are located at the column fore and aft faces at 34’-0” above baseline. The two transverse vertical trusses are aligned with the inboard faces of the columns, at Frames 14 and 44. These two trusses provide support for the main deck.

The two struts are located forward of midships. These two struts are erected from the pontoons and support the main deck.

Deck Structure

The deck structure is built of plate, longitudinal angle stiffeners, transverse beams and longitudinal and transverse girders. The deck structure is supported by the four columns, two transverse vertical trusses and two struts.

The exterior girder lines are aligned with the outboard column sides port and starboard and with exterior column faces (Frames 7 and 51) forward and aft. Beyond these exterior girder lines are deck extensions. The deck structure forms a grid with the longitudinal girders from Row 1 to Row 7 and the transverse girders from Line A to Line E.

Enclosed within the deck structure there are six compartments. Four compartments are for olly water tanks located close to the forward and aft inboard faces of the columns. The other two compartments are the HP air vessel enclosure located under the compressor room and the heavy tools stores which is located on the starboard forward inboard of the column beside the welding shop.

Two cranes, two riser racks and the superstructures are supported with the deck structure.

Superstructure and Deck House

There are three main house structures on the main deck: power/electrical module (B-66), mud house (B-65) and the living quarters (B-61).

Engines, mud pumps, cement unit, machine shop and sack storage room are accommodated in the main deck level of the power/electrical and mud house modules. The switchboard room and drilling MCC room are located on the mezzanine deck. On top of the engine/mud house is the pipe rack. A gantry crane runs transversely over the engine/mud house and aft main deck to service the pipe rack and riser bays.

The four story living quarters spans transversely between the forward port and starboard column tops. The Control Room and Helicopter Lounge are located on the 4th floor. The partially cantilevered helicopter deck is located on the port side of the living quarters roof top.

Substructure and Drill Floor

The substructure and drill floor is located just forward of midships and consists of stiffened plating, beams and girders. The drill floor is supported by the substructure, which is comprised of two transverse trusses and two longitudinal portal frames. The substructure is seated on the main deck girders.

B.                                    PRINCIPAL DIMENSIONS

1. Pontoons (Two)
Length Overall	310’-0”
Breadth Overall	226’-0”
Breadth Overall including anchor racks	253’ 10”
Depth of Mid-body	24’-0”
Depth at Ends	27’-0”
Width (Each)	56’-0”

2. Stability Columns (Four)
Longitudinal Dimension	45’-0”
Transverse Dimension	50’-0”
Longitudinal Center to Center	195’-0”
Transverse Center to Center	170’-0”

3. Main Deck
Deck Longitudinal Dimension	248’-0”
Deck Transverse Dimension	240’-0”

4. Heights
Keel to Bottom of the Thrusters	TBA
Keel to Main Deck	97’-0”
Main Deck to Helicopter Deck	42’-0”
Main Deck to Drill Floor	44’-8”
Main Deck to Top of CMC	TBA

5.	Helicopter Deck
	Heliport	73’-0”
	Rotor Diameter	62’-0”
	Gross Weight	26,500 lbs.
	Type of Helicopter	Sikorsky S-61 or S-92

C.                                    ENVIRONMENTAL DESIGN LIMITS

1.	Operational Limits
	Draft Range	52 ft - 60 ft
	Wave Height	35’-0”
	Wind Velocity	70 knots
	Current Speed	2.5 knots
	Max KG (ft)	TBA

2.	Severe Storm Limits
	Draft	45’-0”
	Wave Height	90’-0”
	Wind Velocity	100 knots
	Current Speed	2.5 knots
	Max KG (ft)	TBA

3.	Deep Transit Limits
	Draft	40’-0”
	Wave Height	35’-0”
	Wind Velocity	100 knots
	Current Speed	2.5 knots
	Max KG (ft)	TBA

4.	Shallow Transit Limits
	Draft	25’-0”
	Wave Height	35’-0”
	Wind Velocity	100 knots
	Current Speed	2.5 knots
	Max KG (ft)	TBA

D.                                    LIGHTSHIP WEIGHT

Lightship	21,433 s. tons*
LCG (fwd of midships)	TBA Feet
TCG (port of longitudinal centerline)	TBA Feet
VCG (above baseline)	TBA Feet

* Estimated

E.                                      MAXIMUM VARIABLE DRILLING LOADS **

1.	Operational VDL	8,000** s. tons

	Maximum Combined Drill Load	3,000 s. tons
	Maximum Hook/Rotary	1,000 s. tons

	Maximum Riser Tensioner	1,250 s. tons
	Maximum Setback	1,000 s. tons

2.	Survival VDL	8,000 s. tons

3.	Deep Transit VDL	8,000 s. tons

4.	Shallow Transit Variable payload (includes fuel / drill water)	5,800 s. tons

** Actual VDL Loads will be determined after vessel is built)

F.                                   STORAGE CAPACITIES

1.	Liquid & Bulk Tank Capacities
	Potable Water	1,066 Barrels
	Drill Water	14,000 Barrels
	Fuel Oil	23,000 Barrels
	Active Mud Pits (Main Deck)	4,200 Barrels
	Reserve Mud Storage Tanks (Lower Column)	11,750 Barrels
	Reserve Base Oil (PBO15)	1,700 Barrels
	Reserve Brine (PB014)	2,130 Barrels
	P-Tanks	26,000 Cu. Ft.

2.	Design Limitations for Deck Loading
	Main Deck (Areas < 150 ft2)	300 lbs/ft2
	Main Deck (Areas > 150 ft2)	200 lbs/ft2
	Sack Storage Area	363 lbs/ft2
	Quarters Roof	100 lbs/ft2
	Drill Floor	300 lbs/ft2
Engine / Mud House Roof Pipe Rack
	T-runners	500 lbs/ft2
	Areas < 150 ft2	300 lbs/ft2
	Areas >150 ft2	200 lbs/ft2
Main Deck Riser Rack
	T-runners (3200 Kips)	900 lbs/ft2
	Subsea Tree Assembly Area	450 lbs/ft2
	Mezzanine Deck (Areas < 150 ft2)	300 lbs/ft2
	Mezzanine Deck (Areas > 150 ft2)	200 lbs/ft2
	Lifeboat Platforms & Walkways	100 lbs/ft2

G.        DP SYSTEM / MOORING / TOWING GEAR

THRUSTERS

Number of Thrusters:	8
Make:	Flowserve - Pleuger
Model	WFDS-340-2610, detachable, fixed pitch 7°
Drive Motor	3500 HP, 750 VDC, 720/800 rpm
Propeller blades/diameter/speed/thrust	4 blades, Dia 3.4m, 181.5 rpm, 116.6 Kips @ 0 kts
7 deg tilted axis nozzle
Shaft Seal	Simplex SC2000 w/4 lip rings on CrO2 coated liners

AUTOMATIC STATION KEEPING

Make:	L3 (Nautronix)
Model:	NMS-6000
DGPS:	Two (2) C-NAV w/MRU’s, gyro & wind sensors
Acoustic:	RS925 SBC/LBL
Riser Angle:	Through B.O.P Control
DP Class:	DPS2+

ANCHOR WINCHES

Number of Winches:	4
Make:	BrohL
Model:	RAMW-2050 (460 Kips) w/3-1/2” wire rope
Motor:	GE752DC (1130 hp)
Rated line pull - high speed:	307,000 LBS @ 98.4 FPM
Rated line pull - low speed:	460,000 LBS @ 65.6 FPM
Brake type:	1 pneumatic band brake & 1 dynamic Eaton brake
Provision for free wheeling:	Yes
Local and remote controls:	Local
Anchor Line tension indicator:	Yes
Remote anchor line tension recorder:	Yes
Remote reading odometer:	Yes

FAIRLEADS / WIRE

Quantity:	4
Make:	BrohL
Fairlead Model:	OTD
Anchor Wire type:	3 1/2”Haggie, 6x55 IWRC, EEIPS, RHRL, Galv wire rope
Quantity:	2,500 Ft per windlass
Rated Breaking Strength:	1,242 Kips
Attachments:	Merlion FR socket, 87-89mm connecting link,
3 1/2” Merlion swivel, Merlion FP-8 Pearlink

ANCHORS

Quantity:	4 (stored in yard)
Make:	Vryhof Anchors or equivalent
Model:	Stevpris MK5
Weight:	9 MT.
Classification Society:	ABS

CHAIN CHASER / PENNANT LINES

Quantity Anchor Chain Chasers:	4
Make:	Bruce
Type:	Permanent Chain Chaser
Attachment:	Merlion FR socket & FP7 pearlink
Quantity Pennant Lines:	4
Make:	Haggie
Type:	6 X 55 IWRC, EEIPS, RHRL, Galvanized
Length:	110 ft
Diameter:	3 1/2 in

TOWING GEAR / POWER REQUIREMENTS

Towing Bridle Size:	3”, 6x37 IWRC RRL
Rating:	154 Tons
Minimum boats required for in-field tow:	one
Minimum power required for in-field tow	10,000 Hp (for tows within GOM)
Minimum power required for ocean tow:	20,000 Hp (for tows outside GOM)

H. BOAT TIE UP / SUPPLY HOSES

BOAT TIE UP LINES

Quantity of boat tie up lines:	2 Sets
Type:	10” grommet double braided nylon
Length:	1 x 60 ft + 1 x 70 ft tail (nylon/MFP)

POTABLE WATER HOSES

Quantity:	2
Size / Length	3” x 150 ft
Type:	Techflow Flexibles
Connection Size and Type:	3” Fig 100 (F) x 3” female Camlock coupling

DRILL WATER HOSE

Quantity:	2
Size / Length	4” x 150 ft
Type:	Techflow Flexibles
Connection Size and Type:	4” Fig 100 (F) x 4” female Camlock coupling

FUEL OIL HOSE

Quantity:	2
Size / Length	4” x 150 ft
Type:	Techflow Flexibles
Connection Size and Type:	4” ANSI 150lbs flange x 4” TODO coupling (or equiv)

OIL BASE MUD / BASE OIL HOSES

Quantity:	2
Size / Length	6” x 150 ft
Type:	Techflow Flexibles
Connection Size and Type:	6” Fig 100 (F) x 6” TODO coupling (or equiv)

BRINE HOSE

Quantity:	2
Size / Length	6” x 150 ft
Type:	Techflow Flexibles
Connection Size and Type:	6” Fig 100 (F) x 6” female Camlock coupling

CEMENT HOSE

Quantity: Size / Length Type: Connection Size and Type:	2 6” x 150 ft Techflow Flexibles 6” Fig 100 (F) x 6” female Camlock coupling

BULK MUD HOSE

Quantity: Size / Length Type: Connection Size and Type:	2 6” x 150 ft Techflow Flexibles 6” Fig 100 (F) x 6” female Camlock coupling

I. POWER SUPPLY SYSTEMS

MAIN POWER SYSTEM

MAIN ENGINES

Quantity: Make: Model: Continuous Power Rating: RPM:	7 Electro Motive Division EMD 20-710G7C / EMDEC 5000 BHP each 900 RPM

A.C. GENERATOR

Quantity: Make: Model: Continuous Power Rating: RPM: Output Voltage:	7 NOV - Baylor Company S855YNV-643 5114 KVA, 3580 KW 900 RPM 4160 V

SCR DC Drive SYSTEM

Number of SCR Bays: Make: Model thruster drive Model drilling drive (MP only) Maximum Continuous Power thruster drive Maximum Continuous Power drilling drive Output Voltage:	16 x thruster drives, & 10 x drilling drives NOV - Ross Hill 1860N-2200ADC SCR Bridge 1860N 1800ADC SCR Bridge 4400 ADC (2 SCR Drives in parallel per thrusters) 1800 ADC each/motor 750 VOLT DC

VFD AC Drive System (Drawworks and TD)

Converters Cubicles Make: Model: Continuous Power Rating: Output Voltage Primary:	4 NOV - Ross Hill 1860N 2200 ADC Diode Bridge 2200 ADC 750 VDC

Inverter Cubicles Make: Model: Maximum Continuous Power Output Voltage Frequency:	5 NOV - ABB/Ross Hill ACS-800 1414 AAC 0-630 VAC 60 Hz

TRANSFORMER SYSTEM

Thrusters Quantity 4160 V / 600 V: Make Rating Primary voltage Secondary Voltage	8 Hammond 3000 KVA, 3 Ph, 60 Hz 4160 De Hz 630/600V, 12 Pulse Delta/Wye

Drilling

Quantity 4160/600V Make Ratings Primary voltage Secondary voltage	2 Hammond 6000 KVA, 3 Ph, 60 Hz 4160V De Hz 630/600V, 12 Pulse De Hz

480V System

Quantity 4160/480V Make Ratings Secondary	2 Hammond 3000 KVA, 3 Ph, 60 Hz 480V De Hz

EMERGENCY POWER SUPPLY

ENGINE

Quantity: Make: Model: Continuous Power Rating: RPM:	1 Caterpillar 3512B 1476 HP 1200 RPM

GENERATOR

Quantity: Make: Model: Continuous Power Rating: RPM:	1 Caterpillar SR4 1040 KW 1200 RPM

RIG SERVICE AIR SYSTEM

RIG AIR COMPRESSORS

Quantity: Make: Model: Rated Capacity / pressure: Cooling System: Powered by:	3 Quincy QSI-500 rotary screw type 500 cfm @ 110 psi salt water 125 hp, 460/3/60 motor

RIG AIR DRYERS

Quantity: Make: Model: Capacity:	3 RAM ARD 500-200 roto-dehydrator 500 cfm @ 125 psi

BULK AIR COMPRESSORS

Quantity: Make: Model: Rated Capacity / pressure: Cooling System: Powered by: Pressure reducing station:	2 Quincy QSI-750 rotary screw type 750 cfm @ 110 psi Air 200 hp, 460/3/60 motor Four (4) Kimray back pressure regulators

BULK AIR DRYERS

Quantity: Make: Model: Capacity:	2 RAM ARD 750-200 roto-dehydrator 750 cfm @ 60 psi

AIR RESERVOIRS

Quantity: Make: Capacity: Rated Working Pressure:	6 Oakwell Engineering Rig air (140ft3), Engine start (x2) (325ft3), Drill floor (240 ft3) Bulk air (x2), 140 ft3 145 – 160 psig

COLD START AIR SYSTEM

AIR COMPRESSOR

Make: Model: Rated Capacity: Working Pressure: Make: Engine Starting Mode:	Quincy D350 – 2 stage air cooled reciprocating 36.0 cfm 125 psig Hartz or equivalent Hand Crank

HIGH PRESSURE AIR SYSTEM

AIR COMPRESSORS

Make: Model: Rated Capacity: Working Pressure: Dryer (skid Mounted)	RAM DPG ADHP-37-75DD 91 cfm water cooled 3500 PSI Desiccant Regen twin towers, 100 cfm @ 3000psi

J. DRILLING COMPONENTS / EQUIPMENT

DERRICK AND SUBSTRUCTURE

DERRICK

Make: Model: Height: Base Dimensions: Dimensions at crown: Static Hook Capacity: Wind Load Design Temp (max/min): Design Criteria (storm):

NOV - Dreco
Dynamic H.P. Leg
201 ft (246 1/2 ft incl. CMC retracted)
40’ x 46’
20’ x 20’
2,000,000 LBS (14 lines) + travelling Equipment
API 4F & 4C (100 kts full setback)
38 / -10 deg C
100 kip hook, 800 kip setback, 100 kts wind

DERRICK FINGER BOARD

Make: Model: Size Range: Capacity of Drill Pipe: Capacity of Drill Collars: Capacity 7” to 22” Casing:

NOV - Hydralift
Remote Operated Pneumatic Adjustable
3 1/2” to 6 5/8” Drill Pipe
6 3/4” to 9 1/2” Drill Collars
45,000 ft (mixed string of DP w/o csg)
4 stds of 6 1/2”, 4 stds of 8 1/4” and 2 stds of 9 1/2” DC’s
14,000 ft to 2,000 ft.

DERRICK BELLY BOARD

Make: Model: Size Range: Location:	NOV - Hydralift Manual Fixed Fingers 3 1/2” to 6 5/8” Drill Pipe (3 1/2” on twd side only) Forward Setback Only

CASING STABBING BASKET

Make: Model: Adjustable from/to Height: Slew Capacity: Working Length:	NOV – Hydralift STB-250-90C / 120-10.715 23 Ft extend to 47 Ft height 180 deg 275 lbs 35 ft

SUBSTRUCTURE

Make/Type: Height: Dimensions: Set Back Capacity: Simultaneous Set back-Hook load Capacity: Combined Drilling and Completion: Clear Height above Diverter SDL ring:	Integral 44 ft 8 1/4” in above main deck 70 ft X 52ft 8 3/4 in 2,000,000 lbs. 3,500,000 lbs. 6,500,000 lbs. 16 ft 4 1/2 in

WEATHER PROOFING

Rig Floor Windbreaks Height: Derrick Monkey Board Windbreak Height: DRAWWORKS & ASSOCIATED EQUIPMENT	15 FT None

DRAWWORKS

Make: Model: Drum Type: Crown Block Safety Device Input Power Continuous: Drum Diameter: Maximum Line Pull - 14 lines:	NOV – Varco ADS-30Q D0934 Grooved for 2” National CBS-RT2-EDB 6,000 HP 54” x 98” long 2,145,000 LBS

DRAWWORKS POWER

Number of Electric Motors: Make: Model: Maximum Continuous Output Power: Blower: Blower Motor:	4 NOV - Baylor (V)CM632UUT AC motor 1500 each HP Four (4) Remote mounted, 4200 cfm Loher, 13Kw, 3600 rpm, Frame 160L

BRAKE SYSTEM

Main Brake

Quantity: Make:	2 48” ETON multi-plate disc friction brake

Electrical Brake

Make: Model: Rated capacity:	NOV - Ross Hill Electric Brake Resistors (x5) 1250 KW each

BRAKE COOLING SYSTEM

Make: Pump Type: Driven By: Cooling Medium:	NOV 2 x Centrifugal pumps @ 600 gpm/each 2 x 40 Hp, 1800 rpm, 230/460v/3ph motors Plate type heat exchanger

AUTOMATIC DRILLER

Make / Type:	NOV - Varco – Electronic Driller

HOISTING EQUIPMENT

CROWN BLOCK / COMPENSATOR

Make: Model: Rated Capacity: No. of Sheaves: Sheave Diameter: Sheaves Grooved for Line Size: Stroke: Pressure:	NOV – Hydralift CMC–H-1000-25 2,145,000 LBS locked 1,000,000 LBS compensating 8 72” 2” 25’ 3,000-PSI Air

TRAVELLING BLOCK

Make: Model: Rated Capacity: No. of Sheaves: Sheave Diameter: Sheaves Grooved for Line Size:	NOV - Hydralift 7-72TB-1000 1,000 TONS 7 72” 2”

SWIVEL

Make / Type: Rated Capacity: Test / Working Pressure: Gooseneck and Washpipe I.D.: Connection Type: C/W Wireline Access on Gooseneck (y/n):	Integral with TDS 1,000 TONS 7,500 PSI 4” 8 5/8 API Reg. Yes, (4 1/16” Ring joint flange)

DRILL LINE

Size: Type: Mfgr: Length: C/W Support Frame and Drum Cover: Drill Line Drum Power Driven (y/n):	2” 6 x 26 OWS, IWRC, RHOL, bright finish Haggie 10,000 FT (full spool) Yes Yes (pneumatic motor)

DEAD LINE ANCHOR

Make / Type: Weight Sensor Type:	NOV - Dreco FRH-200-CRB Triple Redundant Load Pin Sensor mounted on P-A Derrick girt @ level 1

ROTATING SYSTEM

ROTARY TABLE

Make / Type:	NOV - Varco BJ / RST 605
Maximum Opening:	60 1/2” with 49-1/2” and 37-1/2” adapters
Rated Capacity:	1000 tons
Powered By:
Motor - Make / Type:	3 High Torque Hydraulic Motors 10-950
Output Power	45,000 Ft/lbs
Max/Min speed:	15 / 5 rpm

MASTER BUSHINGS

Make:	NOV - Varco MPCH
Type:	37 1/2”
Size Inserts Available:	No.: 1, 2 and 3

TOP DRIVE SYSTEM

TOP DRIVE
Make:	NOV - Varco
Type:	TDS-1000A
Rated Capacity:	1000 Tons
Test/Working Pressure:	7,500 PSI
Remote Operated Kelly Cock (y/n):	Yes
Driven By:	General Electric AC Motor
Type of Motor:	GEB-20B
Output Power:	1150 HP Cont. /1400 H.P. Intermittent
Output Torque:	62,000Ft Lbs @ 90 RPM
Mud Line I.D:	4”
Pipe Handler:	PH-100 w/Hydraulic link Tilt

AIR HOISTS

RIG FLOOR: UTILITY

Quantity:	1
Make:	Ingersol Rand
Type:	FA5iMR24MK1G
Capacity:	5 Ton utility, 3.4 Ton Personnel
Wire Diameter:	3/4” x 700 ft
Automatic Brakes (y/n)	Yes

Quantity:	2
Make:	RAM
Type:	AW2.9K6-12AX1
Capacity:	10 tons
Wire Diameter:	1” x 700 ft
Auto Brakes:	Yes

RIG FLOOR: MAN RIDING (dedicated)

Quantity: Make: Type: Capacity: Wire Diameter: Automatic Brakes (y/n): Certified For Man Riding (y/n):	1 Ingersol Rand FA150KGiMR-I-E 330 Lbs 10mm x 600 ft Yes (Automatic oil bath wet disk brakes) Yes

DERRICK: MONKEY BOARD

Quantity: Make: Type: Capacity: Wire Diameter / Non-twist wire Automatic Brakes (y/n):	2 Ingersoll Rand or equivalent FA2B-7MK utility 4400 lbs. 7/16” x 150 ft Yes

UTILITY

Quantity: Make: Type: Capacity: Wire Diameter: Location:	6 Ingersoll Rand FA5i24MK1G utility 5 Tons 3/4” x 19 EIPS, IWRC Galv. RRL 2 at Moon pool (400 ft) 2 at towing bridle forward & Aft (500 ft) 2 at forward columns (300 ft)

Quantity: Make: Type: Capacity: Wire Diameter: Auto Brakes: Location:	2 RAM AW2.9K6-12AX1 10 tons 1” x 250 ft Yes 2 at Moon pool to handle Termination Ring segments

DRILL STRING & COMPONENTS

DRILL PIPE

Size	6 5/8”	6 5/8”	6 5/8”
Manufacturer:	Grant Prideco	Grant Prideco	Grant Prideco
Grade:	S – 135	S – 135	Z-140
Range:	3	3	2
Weight:	34 Lbs/ft	40 Lbs/ft	64 Lbs/ft
Wall Thickness	.522”	.625”	.813”
Quantity:	12,000 feet	8,000 feet	8,500 feet
Internally plastic coated:	TK-34XT	TK-34XT	TK-34XT
Slip Crush Tube	N/A	N/A	Yes
Tool Joint OD:	8.5”	8.5”	8.75”
Tool Joint ID:	4 1/4”	4 1/4”	3.5”
Tool Joint Shoulder Taper:	18° Box 35° Pin	18° Box 35° Pin	18° Box 35° P
Connection Type:	6 5/8” FH	6 5/8” FH	6 5/8” FH
Hardfacing Type:	Amarcor MSTAR	Platinum	None
API Classification:	API Spec 5D, 3rd edit Spec 7 38th Edition, Spec. RP 7G	Same	Same

Size	5”
Manufacturer:	Grant Prideco
Grade:	S – 135
Range:	3
Weight:	19.5 Lbs/ft
Wall Thickness	0.362”
Quantity:	15,000 feet
Internally plastic coated:	TK-34XT
Tool Joint OD:	6 5/8”
Tool Joint ID:	3 1/2”
Tool Joint Shoulder Taper:	18° Box 35° Pin
Connection Type:	GPDS-50
Hardfacing Type:	Platinum HB
API Classification:	API Spec 5D, 3rd edition,
Spec 7 38th Edition, Spec. RP 7G

HEVI-WATE DRILL PIPE

Quantity:	30 ea	25 ea
Size:	5”	6 5/8”
Weight:	60.1 Lbs/ft	74.68 lbs/ft
Range:	2	2
Internally Plastic Coated:	TK-34XT	TK-34XT
Tool Joint OD:	6 5/8”	8 1/2”
Tool Joint ID:	3”	4 1/2”
Connection Type:	GPDS50	6 5/8” FH
Hardfacing Type:	Armacore	Armacore

PUP JOINTS (INTEGRAL)

Quantity:	2 Each (5ft, 10ft & 15ft)
Size:	6 5/8” FH
Tool Joint OD/ID:	8.75” / 3.50”
Pin Tong / Taper:	12” / 35 deg
Box Tong / Taper:	15” / 18 deg
Internally Plastic Coated:	TK-34XT

DRILL COLLARS

Quantity/Size (OD):	9 x 9 1/2”	12 x 8 1/4”	12 x 6 3/4”
Inside Diameter:	3”	213/16”	3”
Average Joint Length:	31 ft	31 ft	31 ft
Drill Collar Body Type (Slick / Spiral):	Spiral	Spiral	Spiral
Connection Type:	7 5/8 reg	6 5/8 reg	NC-50
Weight:	217 #/ft	161.8 #/ft	108.5 #/ft

INSIDE BOP - GREY VALVE

Quantity:	2		2
Make:	Global		Global
Connection Type:	6 5/8” FH box x pin		GPDS-50 Box x Pin
OD x ID:	8 5/8” x 2 1/4”		6 5/8” x 2 1/4”
Working Pressure Rating:	10,000 psi		10,000 psi

FULL OPENING SAFETY VALVE

Quantity: Make: Connection Type: OD x ID: Working Pressure Rating:	2 Global 6 5/8” FH box x pin 8 5/8” x 3/4” 15,000 psi		2 Global 4 1/2 IF Box x Pin 6 5/8” x 2 3/4” 15,000 psi

CROSS-OVER SUBS

Quantity: Make: Type:	As required for primary drill string (see attached sub inventory)

TDS IBOP VALVES

Quantity Make Type Working Pressure Maximum OD / Body Minimum ID / Body Type of Connection	2 NOV-Varco Dual Crank Remote Operated 15,000 psi 9 5/8” 3 3/4” 7 5/8 REG	2 NOV-Varco Manually Actuated 15,000 psi 9 5/8” 3 3/4” 7 5/8 REG

DRILL STRING HANDLING TOOLS

BRIDGE RACKING SYSTEM

Make:	NOV - Hydralift
Model:	BR-15 Bridge Racker
Gripper Head 1:	3 1/2” – 13 5/8” OD
Gripper Head 2:	14” to 22” OD
Rated Lifting Capacity:	15 Tonnes

HORIZONTAL to VERTICAL MACHINE (HTV)

Make:	NOV - Hydralift
SWL:	7000 Kg
Gripper Yoke Heads:	3 1/2 to 13 5/8”, 14” – 22”
Roller Jaws Heads:	2 each (range 3 1/2” - 22”)
Control System:	SBC in multi-tool controller

IRON ROUGHNECK

Make:	NOV - Varco
Model:	AR 4500 (well center)
Spinner	SSW-51
Capacity:	3 1/2 to 9 3/4” pipe, full open 18 1/2”
Torque Wrench:	TW-102
Capacity:	2 7/8” to 6 5/8” Drill Pipe 4” to 9 3/4” Drill Collars 100,000 Ft Lbs. Make Up Torque Adjustable 120,000 Ft Lbs. Break Out Torque
Control:	Electro-Hydraulic

IRON ROUGHNECK

Make:	NOV - Varco
Model:	ST-120 (Foxhole & well center)
Capacity:	2 7/8” to 6 5/8” Drill Pipe 4” to 9 3/4” Drill Collars 100,000 Ft Lbs. Make Up Torque Adjustable 120,000 Ft Lbs. Break Out Torque
Control:	Hydraulic

E-Z TORQUE

Quantity:	2 ea
Make:	NOV Hydraulic Cat Head
Type:	HC 26EV Floor Mount
Rating:	34,000 lbs.@ 2500 psi
With 5-Foot Tongs:	155,000 Ft Lbs
Ram Rating:	Double Acting with 180 deg Rotating Head and Line Stroke of 84”

FOX HOLES - HYDRAULIC

Make:	NOV - Hydralift
Type:	MHP 15-22 x 45 & 60 ft long – Hydraulic
Length:	1 x 60 ft, 1 x 45 ft

Size Range: Capacity:	5” to 22”” Csg 30,000 Lbs

MOUSE HOLE - PNEUMATIC

Make: Pipe size range: Mousehole Length: Controls: Accessories:	Access Oil Tools 2 7/8” - 9 3/4” 1 x 45 ft (TBD) x 10” ID variable speed hand control at V-Door winch #3 bowl, retrieving tool & hanger

DRILL PIPE ELEVATORS

Quantity: Make: Model: Available Sizes: Rated Capacity:	Two (2) Hydraulic Operated Varco BJ Type BX Frame #5 6 5/8” & 5” bushings & inserts 750 Tons w/18° Tool Joint 350 Tons drill collars c/w link block adapters & wear button kits

Quantity: Make: Model: Size: Rated Capacity:	One (1) Access Oil Tools XP1000 hydraulic centre latch 6 5/8” 1000 Tons

Quantity: Make: Model: Size: Rated Capacity:	One (1) each size Varco BJ Type HGG Air operated Centre Latch 5” & 6 5/8” (ea) 500 Tons

Quantity: Make: Model: Size:	One (1) each size Access Oil Tools Single Joint elevators (SJE’s) 6 5/8” & 5” drill pipe

DRILL COLLAR ELEVATORS

Quantity:	None (use Lift Subs)

AUTOMATED DRILL PIPE SLIPS

Quantity: Make: Type: Rating: Slip Assy: Size:

1

NOV – Varco BJ

PS-30

750 Tons

4 1/2” - 7 5/8” drill pipe & 5” to 16” casing

2 3/8” – 10 3/4” for drill collars

Ram Inserts and carriers for 6 5/8” &5” drill pipe

Insert carrier for 6 3/4”, 8 1/4” & 9 1/2” drill collars

DRILL PIPE SLIPS

Quantity: Make: Type: Size:	2 NOV - Varco BJ SDHL 750T 6 5/8”	2 NOV – Varco BJ SDHL 500T 5”	1 Access 1000T 6 5/8”

Quantity: Make: Type: Size:	2 NOV – Varco BJ DCS – L 5 1/2” x 7”	2 NOV – Varco BJ DCS – L 8” x 9 1/2”	2 NOV – Varco BJ DCS - L 9 1/4” – 11 1/4”

DRILL COLLAR / SAFETY CLAMPS

Quantity: Make: Size Range:	2 sets each NOV - Varco 5 1/2” to 7”, 8” to 9 1/4”, 9 1/4” to 10 1/2”

DRILL COLLAR LIFT SUBS

Quantity: For Drill Collar Size:	3 9 1/2	3 8 1/4	3 6 3/4

BIT BREAKERS

Quantity: For Bit Sizes:	None

ELEVATOR LINKS

Quantity of Sets: Make:	1 NOV -Varco	1 NOV - Varco	1 NOV -Varco
Size:	3 1/2”	3 1/2”	5 1/2”
Length:	132”	180”	180”
Rated Capacity:	500 Tons	500 tons	1000 tons

Quantity of Sets: Make:	2 NOV -Varco	1 NOV - Varco
Size:	4 3/4”	4 3/4”
Length: Rated Capacity:	144” 750 tons	180” 750 tons

ROTARY RIG TONGS

Quantity: Make:	2 BJ
Type: Range Size:	HT-100 4” to 17”
Max, Torque Rating:	100,000 ft-Lbs

FISHING EQUIPMENT

FISHING EQUIPMENT	None (provided by Operator)

K. WELL CONTROL EQUIPMENT

DIVERTER

Make:	DRIL-QUIP
Type:	FDS
Size:	60” Maximum housing bore
Working Pressure:	500 psi
Available Inserts:	24” OD X 10” ID
Diverter Line size	12”
Flow line Outlet size	16”
MGS Outlet:	8”
Fill up line size:	4”
Valve Make:	T3 Ball valves w/Danfoss hydraulic actuators

FLEX JOINTS

Upper Flex Jt:	Oilstates Diverter II
Lower Flex Jt:	Oilstates Subsea

ANNULAR PREVENTERS

Quantity:	2 (Dual Annular)
Make:	HYDRIL
Type:	GX DUAL ANNULAR
Size:	18 3/4” Vertical Bore
Working Pressure:	10,000-PSI WP Packing Element
Top Connection: ·	BX 164 Studded Top
Bottom Connection:	BX 164 Flanged Bottom
Annular Bleed-off Line	4” Bleed-off line between upper & lower annular and kill line

RAM TYPE PREVENTERS

Quantity	3
Make:	HYDRIL
Type:	Hydraulic Operated Double Ram
Size:	18 3/4”
Working Pressure:	15,000 PSI
Top Connection:	BX 164 Studded
Bottom Connection:	BX 164 Flange Bottom
Outlets:	4 x 3 1/16”, 15,000 WP BX-154 Flanged Outlet

Variable Bore Rams:	2 Set 4 1/2” - 7”
Pipe Rams:	1 Set 6 5/8” Fixed
Blind/Shear Rams	1 Set Blind Shear
Casing Rams	1 Set Casing Shear
Test Ram	1 Set 4 1/2” - 7” VBR

Note: Casing shear rams equipped with 4,000 psi operating system.

Note: ROV stabs are available on the LMRP and the BOP. ROV stabs also equipped for wellhead connector hydrate flushing.

Note: BOP equipped with pressure and temperature readout @ test ram outlet

WELL HEAD CONNECTOR

Make:	Dril-Quip
Type:	18-3/4” 15M Super DXDW with 30” insert
Quantity:	One (1)

LMRP CONNECTOR

Make:	Cameron
Type:	18-3/4” 10M Collet HC
Quantity:	One (1)

CHOKE AND KILL HOSES

Make:	Coflexip or equivalent
ID/WP:	3” ID x 70ft (w/BX154 ring grooves)
Working Pressure:	15M

HYDRAULIC CONDUIT HOSES

Make:	Goodall
ID/WP:	2 x 2 1/2” ID x 70ft
Working Pressure:	5 Kpsi

RISER BOOST HOSE

Make:	Goodall
ID/WP:	3” ID x 70ft
Working Pressure:	5 Kpsi

HYDRAULIC ACTUATED CHOKE / KILL VALVES

Quantity:	4 (BOP)
Make / size / WP / Type	WOM, 3 1/16”, 15M, Dual Subsea block style

Quantity:	1 (LMRP Sweep Valve)
Make / size / WP / Type	WOM, 3 1/16”, 15M, Dual Subsea block style

Quantity:	2 (LMRP Test Valves)
Make / size / WP / Type	WOM, 3 1/16”, 15M, Failsafe Open, Single Subsea style

BOP STACK HANDLING SYSTEM

Make:	Patriot
Type:	BOP Handling System
Hydraulic BOP Cart & Elevator system
Rated Capacity:	Cart 1,400,000 lbs. BOP elevator 800,000 lbs
Equipped with riser trip-saver

TREE HANDLING SYSTEM

Make:	Patriot
Type:	Tree Handling System
Rated Capacity:	250T Cart w/150 Ton Xmas Tree Elevator

Casing Hang-off	Separate 400 Ton beams pushed to/from
Well centre by tree cart.

BOP CONTROL SYSTEM

BOP CONTROL SYSTEM

Make:	Hydril
Model:	Multiplex

ACCUMULATOR UNIT

Make:	Oceaneering
Installation Site:	Main Deck under forward mezzanine deck.
Reservoir Capacity:	900gl Mixed Fluid 220gl Concentrate 550 Glycol.
Number of Surface Bottles:	43 x 15 gal. Bladder type for BOP
5 x 15 gal. Bladder type for Diverter
Total bottle capacity: surface	324.65 Gal
Total bottle capacity: subsea	329 Gal
Bottle Working Pressure:	5,000 PSI

ACCUMULATOR HYDRAULIC PUMPS

Quantity:	3
Make / Model:	QD-100 QUINTEPLEX (5 plunger)
Each driven by motor of:	100 Hp 1800 Rpm Motors / Pumps @ 510 RPM
Flow rate of each pump:	23.77 GPM @ 5,000 PSI
Max. Operating pressure:	5,000Psi

REMOTE CONTROL PANEL

Quantity:	4 ea - CCU, Tool Pusher, Drillers, and EH Backup
Make:	HYDRIL
Model:	MUX Control
Location:	1 – Rig Floor. 1 – OIM Office, 2-lnstrument Room

CHOKE AND KILL MANIFOLD

Make:	WOM
Size x Working Pressure:	3 1/16 - 15k
H2S service:	Yes
Quantity of Valves:	16 x 3 1/16” 15M / 9 x 4 1/16” 10M / 2 x 2 1/16” 15M
Make:	WOM
Model:	Magnum F.E.
Size:	3 1/6 15M
Quantity of Adjustable Chokes:	2- Manual
Make/type:	Power Chokes Inc. / SC-1BBWG
Quantity of Power Chokes:	2
Make/Type:	Power Chokes Inc. / SC1-WG
Power Choke Remote Control Panel:	Yes – Located in Driller’s house

REMOTE CHOKE CONTROL UNIT

Make:	Power chokes
Type:	Dual Hydraulic 15M
Model:	15MSC/BB

HYDRAULIC BOP TEST PUMP

Make:	Clover Tool
Type:	CTU-20P-D29
Pressure Rating:	Dual 15,000 / 22,500 psi

L. RISER TENSIONING SYSTEM

RISER TENSIONERS

Make:	NOV - Hydralift
Quantity:	10 singles
Stroke:	50ft
Pressure Rating:	3,000 psi
Tension Capacity:	250 Kips ea, 2,500 Kips total
Wire size:	2-7/8”
Sheave ID/OD:	82” / 90”
Idler Sheave:	84”

MARINE DRILLING RISER SYSTEM

Make:	Dril-Quip
Type:	FRC 2.5 Million LB Rating 75’length
Quantity & size:	78 ea. joints 21” x .625 wall x 75’
Fitted with buoyancy.
1 ea. joint 21”x .625 wall x75’slick
23 ea joints 21”X.750 wall X 75’
Fitted with buoyancy.
11 ea. Joints 21”x .750 wall x 75’ slick
1 ea. pup joint 21”x .750 wall x 50’ slick
1 ea. pup joint 21”x .750 wall x 40’ slick
1 ea pup joint 21” x .750 wall x 25’ slick
1 ea pup joint 21” x .750 wall x 15’ slick
1 ea boost joint 21” x .750 wall x 7’ slick
1 ea 65’ stroke Telescopic joint with split termination ring
4-1/2” ID choke and kill lines
4” ID riser boost line (5,000 psi)
2-7/8” ID dual hydraulic conduit lines
Equipped with two (2) riser angle slope indicators

M. MUD SYSTEM/BULK STORAGE

HIGH PRESSURE MUD SYSTEM

MUD PUMPS

Quantity:	4
Make:	LEWCO
Model:	W-2215
Mud Pump Driven by:	GE 752 DC Hi-Torq Series Motors
Continuous power rating of each motor:	1150 hp @ 1040 Rpm
Pump Stroke Counter - type:	M/D Totco model 232389
Supplied Liner Size:	6”
Maximum Working Pressure:	7,500 PSI with 5” plungers and seals
Maximum Flow Rate:	1239 GAL with 9” liner @ 100 SPM
Liner Retention System:	P-Quip Quick Liner Change System

Note:	Mud pump maximum operational limits (pressure and SPM) is defined as 90% of Lewco’s published recommended data.

MUD PUMP SUCTION LINES

Size:	8”
Suction Dampener Type:	LEWCO – SC-80-0175CS
Capacity:	80 gals

MUD PUMP DISCHARGE LINES

Size:	4 1/16” 10000# API RTJ Flanges
Maximum Working Pressure:	7,500 Psi
Pulsation Dampener:	LEWCO – L-20-7500 (2 ea per mud pump)
Capacity:	20 gals
Size:	5” 10000# API RTJ Flanges
Maximum Working Pressure:	7,500 Psi
Pressure Relief Valves:	Cress Specialty pneumatic type

SUPERCHARGING PUMP

Quantity:	4
Make:	Halco Supreme
Model:	250 with Mechanical Seal
Type:	8x6x14 w/11 1/4” Impeller
Driven by:	119hp 1750 rpm

STAND PIPE / STAND PIPE MANIFOLD

Number of standpipes:	2
Size of standpipes:	6” nominal
Maximum Working Pressure:	7,500 psi
Number of valves in manifold:	7 x DM7500, 3 x 3” Demco
Valve type:	Demco DM7500
Data Acquisition Outlets:	Two (2) ea equipped with 2” 1502 connections for pressure sensors below the stand pipe goose neck

ROTARY HOSES

Quantity:	2
Make:	Beatie or equivalent
Type:	Super driller mud hose
OD and Length:	4” x 98 ft (est.)
Working Pressure:	7,500 psi

CHIKSAN LINES

Make:	None – to be provided by Cement Company
Quantity:

LOW PRESSURE MUD SYSTEM

MUD TANK SYSTEM - TANK VOLUMES (USABLE)

Tank No. 1:	577	bbls
Tank No. 2:	530	bbls
Tank No. 3:	512	bbls
Tank No. 4:	623	bbls
Tank No. 5:	555	bbls
Tank No. 6:	508	bbls
Tank No. 7:	493	bbls
Tank No. 8:	598	bbls
Slug Pit No. 1.	70	bbls
Slug Pit No. 2.	66	bbls
Sand Trap	125	bbls
Desander Tank:	35	bbls
Desilter Tank:	30	bbls
Centrifuge Tank:	25	bbls
Total Volume (est):	4750	bbls

Note:

(1)	These volumes are at a level of two feet below the top of the mud tanks to allow for pitching and rolling motions of the rig.
(2)	There will be two isolation valves for any crossover points between the dual oil base / water base mud system.
(3)	There will be a dual isolation on the common mud pit dump line.

TRIP TANK

Capacity:	2 x 50 bbl each
Height:	7 ft
Level Indicator - type:	M/D Totco
Fill-Up Pump - type:	2 each Halco Supreme 2500 3x2x13
Driven by:	29 hp 1750 rpm
Stripping tank	1 each (vol TBD)

MUD AGITATORS

Quantity:	8	2
Make:	NOV	NOV
Model:	VMA-25 w/64” Paddle	VMA-5 w/28”Paddle
Powered by:	25 hp vertical motor	5 hp vertical motor

Quantity	32 Hull (Reserve mud tanks)
Make:	Derrick
Model:	DE-AG-30-H
Powered by:	30 hp motor

MUD GUNS

Quantity:	18	48 Hull (Reserve Mud Tank)
Make:	Vortex	Vortex
Model:	Eductors	Eductors
Type:	2” fixed LP Bottom Type

MUD MIXING PUMPS

Quantity:	3
Make:	Halco
Model:	Supreme 250 with Mechanical Seal
Type:	8x6x14 w/12 3/4” Impeller
Driven by:	184 hp, 1750 rpm electric motor

MUD MIXING HOPPER / HI RATE SHEAR MIXER

Quantity:	2
Make:	Vortex
Model:	VVE-U6-5D-M18 Lobestar Dust Free Shear/Mixer

GUMBO BOX

Quantity:	2
Make:	Derrick
Model:	Flowline Primer FLP-28/200

SHALE SHAKERS

Quantity:	6
Make:	Derrick
Model:	FLC-514
Driven by:	2 x 2 1/2 Hp motors
Maximum flow rates each:	900 GPM w/9.1ppg
Maximum flow rate total:	5400 GPM, Note as above

FLOW LINE MUD CLEANER

Quantity:	1
Make:	Derrick
Model:	Mud Conditioner Cleaner Package
Number of Desander Cones:	3 x10” Desander Cones
Number of Desilter Cones:	20 x 4” Desilter Cones

Maximum flow rate, Desander side Maximum flow rate, Desilter side	1500 GPM 1440 GPM

DESILTER PUMP

Quantity: Make: Model: Type: Driven by:	1 Halco 2500 supreme with Mechanical Seal 8x6x14 w/11 3/4” Impeller 154 hp 1750-rpm electric motor

DESANDER PUMP

Quantity: Make: Model: Type: Driven by:	1 Halco 2500 supreme with Mechanical Seal 8x6x14 w/13” Impeller 146 hp 1750-rpm electric motor

MUD/GAS SEPARATOR

Make: Type: Gas Vent line size: Liquid Seal Height: Max Throughput:	Hampco Horizontal H-125 12” 15ft 4MMscfd @ 2bpm SCR, 10ppg mud

DEGASSER

Quantity: Make: Type: Capacity: Discharge line: Degasser Pump: Driven by:	2 Derrick Vacu-Flo 1200 Degasser 1,200 GPM each 1 1/2” ties into 12” MGS vent line to crown Halco 2500 supreme, 8x6x14 w/11” Impeller 109 hp 1750 rpm electric motor

MUD SAVER BUCKET

Quantity: Make: Pipe Size:	1 Subdrill Pneumatic or equivalent 5” & 6 5/8” inserts

RESERVE MUD SYSTEM (Pontoons)

TRANSFER PUMP

Quantity: Make: Model: Type: Driven by:	4 Halco 2500 supreme with Mechanical Seal 5x4x14 w/12.3” Impeller 110 hp 1750-rpm electric motor

BULK STORAGE

BARITE/BENTONlTE BULK TANKS

Number of tanks: Capacity of each / total: Installation site: Manufacturer: Pressure Rating: Relief Valve type - setting:	3 each 3 x 4,333 cu/ft Total: 12,999 cu/ft Columns (1 x SA, 2 x SF) Oakwell Engineering 60 psi working pressure 66 psi

CEMENT BULK TANKS

Number of tanks: Capacity of each / total: Installation site: Manufacturer: Pressure Rating: Relief Valve type - setting:	3 each 3 x 4,333 cu/ft Total: 12,999 cu/ft 3 Columns (1 x SA, 2 x PA) KFELS 60 psi working pressure 66 psi

DUST RECOVERY SYSTEM

Quantity: Manufacturer: Type Capacity of surge tanks Systems:	2 each Vortex Ventures Bulk silo dust recovery system w/Spintop air hydro-cyclones 2 x 75 cu/ft Cement & Gel

Quantity: Manufacturer: Type Model: Motor: System:	1 each Donaldson-Torit DCE Unimaster Sock Type dust recovery system UMA-250-G8AD 5.5KW / 480v / 3 ph / 60 hz / IP55 Barite (S-A)

SURGE TANK FOR BARITE/BENTONITE

Quantity: Capacity of each / total: Manufacturer: Dust Recovery: Pressure Rating: Relief Valve type - setting:	2 1 x 75 cu/ft Vortex Ventures Spin top hydro-cyclones 60 psi working pressure 66 psi

SURGE TANK FOR CEMENT

Quantity: Capacity of each / total: Manufacturer:	1 80 cu/ft Haliburton steady flow w/dust recovery system

TRANSFER SYSTEM

Type:	Bulk Air compressor and pressure reducer from dedicated main rig air compressor
Pressure Rating: Conveying Line Size:	60 psi 6” ID

N. CASING / CEMENTING EQUIPMENT

CEMENTING SYSTEM

CEMENT PUMP UNIT

Make: Mixing System: Engines: Steady Flow Bin: Liquid Additive System:	To be specified by Operator

CEMENTING MANIFOLD

Working Pressure of Discharge Manifold: Size of Cement Pump Discharge Lines: Working Pressure of Discharge Lines: Valves on Manifold: Stand pipe height: Hose Length:	15,000 psi 3” ID 15,000 psi 5 x 3” Anson gear operated plug valves 50 feet (est.) 60 feet (approx)

CASING RUNNING EQUIPMENT	None provided.

O. INSTRUMENTATION

DRILLING INSTRUMENTATION

WEIGHT INDICATOR

Make: Type: Sensor Type:	NOV - M/D Totco CCE-XXXX-E551-01T Electronic, Triple redundancy

STAND PIPE PRESSURE GAUGES/TRANSDUCERS

Quantity: Make: Type: Pressure range:	2 NOV - M/D Totco 3073120-15K 15,000 psi

CHOKE MANIFOLD PRESSURE GAUGES/TRANSDUCERS

Quantity: Make: Pressure range:	2 Stellar Tech 0 -15,000 psi

CEMENT MANIFOLD PRESSURE TRANSMITTER

Quantity: Make : Type : Pressure range:	1 Vishay 9420-800 0-15,000 psi

RISER BOOST PRESSURE TRANSMITTER

Quantity : Make Type : Pressure range :	1 NOV – M/D Totco 221212 / 221145-series 0-15,000 psi

ROTARY/Top Drive SPEED TACHOMETER

Quantity Make: Type: Capacity range:	1 NOV - M/D Totco 30122725 (Part of TDS) Encoder 0 – 300 RPM

ROTARY/Top Drive TORQUE INDICATOR

Make: Type: Sensor Type:	NOV - M/D Totco Calculated from AC Drive from CT CT and encoder derived

Block Height Drawworks

Quantity: Make: Type: Sensor Type:	3 NOV - M/D Totco 30155842-HE-040 Absolute Encoder, error checking with redundancy set up

PUMP STROKE COUNTER

Make:	NOV - M/D Totco
Type:	232389
Capacity range:	0 -200 SPM
Note: Also a 3 pump, 6 display stroke counter in the Choke Control Console

TONG TORQUE INDICATOR

Make: Type: Capacity range:	NOV - M/D Totco 221800 - 001 0 – 30,000 Lbs line pull

PIT VOLUME TOTALIZER

Make: Model: Range:	NOV - M/D Totco, Milltronics 222573 - 001 Ultrasonic Level Sensors 0.25 – 5 M

MUD FLOW INDICATOR

Make: Model: Sensor Type:	NOV - M/D Totco 270700 – 116 0-100% Relative – Paddle Type

TRIP TANK INDICATOR

Make: Model: Range:	NOV - M/D Totco To Be Confirmed, 222573-001 Ultrasonic sensors 0.25 – 5 M

PRESSURE GAUGES

Standpipe pressure gauge - Make: Rating: Choke manifold pressure gauge - Make: Rating:	TechDrill supplied – 2 ea. 15,000 psi WOM supplied – 2 ea. 15,000 psi

DEVIATION MEASURING DEVICE

Quantity:	None

DRILLING PARAMETER RECORDER

Make: Type:	NOV - M/D Totco RIG Sense V2.0 w/ V-DAQ

Parameters Recorded: Weight on Bit (y/n): Rate of Penetration (y/n): Rotary RPM (y/n): Rotary Torque (y/n): Pump Pressure (y/n): Pump Rate (y/n):	Yes Yes Yes Yes Yes Yes

P. RIG COMMUNICATIONS SYSTEM

PAGA / INTERCOM SYSTEM

Make: Type: No. of stations:	Gaitronix Elemec Plus PA/GA n/a

TELEPHONE EXCHANGE SYSTEM

Make: Type:	Mitel 3300 ICP IP-PBX (integrated with PAGA)

GMDSS RADIO SYSTEM

Make: (Primary Control Room)

Furuno model RC-1800T 250W GMDSS
With Furuno RC1800f-L radio console
FS-2570 250W MF/HF radio telephone
FS-2570T transceiver unit
Furuno FM-8800S 25W VHF radio telephone with
ICOM IC-A6#22 VHF handheld transceiver
Furuno NX-700 type B Navtex Reciever
Feldcom-15 Inmarsat
AC power supply & built in battery charger

Make: (Backup Heli-lounge)

Furuno model RC-1800T 250W GMDSS
With Furuno RG1800F-L radio console
FS-2570 250W MF/HF radio telephone
FS-2570T transceiver unit
Furuno FM-8800S 25W VHF radio telephone with
ICOM IC-A6#22 VHF handheld transceiver
AC power supply & built in battery charger

VHF MARINE TRANSCEIVERS

Quantity: Make/Model: Antenna:	3 (2 x GMDSS station & 1 x OlM’s office) Furuno FM-8800S 25W VHF radio telephone with ICOM IC-A6#22 VHF handheld transceiver CX4-3 AC marine VHF antenna

VHF AIRCRAFT TRANSCEIVERS

Quantity: Make: Model: Antenna:	1 ICOM IC-A200B VHF air band transceiver CX4-9 VHF antenna

HELICOPTER BEACON TRANSCEIVERS

Quantity: Make: Model: Output Power:	1 Nautel ND500IIS with CL-HD non directional beacon antenna 125W

SEARCH & RESCUE TRANSPONDERS (SART)

Quantity: Make: Model:	6 (lifeboats & bridge) McMurdo S4 9 GHz

EPIRB

Quantity: Make: Model: Frequency:	1 (Fwd Rooftop handrail) McMurdo E5 SMARTFIND 406 MHz

VHF MARINE HAND HELD TRANSCEIVERS

Quantity: Make: Model: Frequency Range:	8 McMurdo R2-2.5W, 25 KHz, 19 channel, waterproof 155-163 MHz

VHF MARINE TRANSCEIVERS - CRANES

Quantity: Make: Model: Other:	2 Furuno FM-3000 25W VHF goose neck mic, foot pedal switch,

SATELLITE

Quantity: Make:	1 FELCOM-15 Inmarsat complete w/ antennas, printer, Alarm unit & GMDSSv
CCTV System

Make: System 1 Location: System 2 Locations:	Orlaco Top drive, pipe deck, casing stabbing board, moon pool, Flow divider (shakers), Bridge crane Ballast pump rooms

ENVIRONMENTAL INSTRUMENTATION

Thermometer: Barometer: Wind Speed and Direction Indicator: Nav-Tex Receiver	Yes Yes Nautronix or equivalent CORTEX, NAV-5

RADAR

Quantity: Make: Model:	2 Furuno FAR212716 X-Band

COMPUTRONICS

COMPUTERS / PRINTERS / SCANNERS / FAX / COPIERS

Quantity Make/Model Printers Make/Model Copy Machines	As required IBM desktop computers or equivalent Hewlett Packard or equivalent Two copy machines (Mfgr TBD)

Q. AUXILIARY & MISCELLANEOUS EQUIPMENT/ FACILITIES

DECK CRANES

Quantity:	1 (Stbd)	1 (Port)
Make:	Seatrax	Seatrax
Model:	S-90	S-90
Maximum Rated Capacity / Radius:	90 Tons @ 60’ (1m Hsig)	90 Tons @ 60’(1m Hsig)
Maximum Aux. Capacity:	15 Tons	15 Tons
Capacity at max reach of:	30 Tons @ 160 ft	30 Tons @ 160 Ft
Boom Length:	160 FT	160 FT
Diesel Engine:	Caterpillar 3406C DITA	Caterpillar 3406C DITA
Load Indicator Make:	MIPEG 2000NR	MIPEG 2000NR

GANTRY CRANE

Make:	Patriot
Model:	Riser Handling Gantry
Capacity (Total):	48 MT pipe deck, 16 MT in riser bays
Span:	106’-03”
Hoist Capacity:	1 (fwd) @ 32 MT & 1 (aft) @ 16 MT
Full Load Speed:	40 FPM
Available Lift:	50’-03”

RISER/PIPE CATWALK MACHINE

Make:	NOV – Hydralift
Model:	PR45-90HS
Capacity:	45 MT
Length:	90.25 ft
Width:	7.3 ft

MOON POOL MAINTENANCE BASKET

Make:	NOV – Hydralift
Model:	STB-250-90C / 120-10.715
Mounted	Forward substructure leg
Slew	180 deg
Capacity:	275 lbs
Working Length:	35 ft

FLARE BOOM FOUNDATION

Note: Rig is equipped with a flare boom foundation for 85’ boom in SA corner with 3” SW cooling line

ROV PLATFORM

Opening Dimensions:	20’ x 20’
Cursor:	As designed for Oceaneering Millennium Plus ROV
Utilities:	As required

FORK LIFT TRUCK

Make: Model: Capacity: Lift Height & Mast: Battery:	Yale ERC50GH 5000 Lbs 84” / 194” 3-stage mast 48V / 735 AH

PALLET LIFTER

Make: Capacity:	Cert-A-Lift or equivalent 5,000 lbs.

WASTE TREATMENT UNIT

Quantity: Make: Type: Capacity:	2 Hamworthy ST8 Super Trident 3128 USG/Day/Each

STEAM GENERATOR UNITS

Quantity:	None

POTABLE WATER DISTILLATION UNITS

Quantity: Make: Model: Capacity: Treatment:	2 Specific Reverse Osmosis Units SE150ROAS-1 15,000 usg/day Hatenboer-Water BV neutralizing / mineralizing filter CO2 dosing & UV disinfectant units

POTABLE WATER PRESSURE SET

Quantity: Make: Pumps: Capacity:	2 400 gal S/S, ASME tanks, 125 psi Speck pumps, w/22 hp, 1750 motors 150gpm

OIL/WATER SEPARATOR

Quantity: Make: Model: Capacity:	4 RWO SKITS DEB 5.0 22 gpm (5 m3/h)

PRESSURE WASHER

Quantity: Make: Model” Fixed Plumbing:	2 Offshore cleaning systems or equivalent OCS XP5000 model III Rig floor, pump room, pipe deck, pits/shakers, sack room

WELDING FACILITIES

Number of welding machines: Make: Welding Shop - description:	2 Miller 350 LX or equivalent 13’ 2” X 15’ 8”

MECHANIC WORKSHOP

Description:	Equipped with Hyd. Press, Drill Press, Pipe threading Machine, Lathe

ELECTRIC WORKSHOP

Description:	located above VFD transformer room

CLOTHES WASHERS

Quantity: Make:	6 stacked washer/dryer unit Maytag, Model MLE2000AYW or equivalent

CLOTHES DRYERS

Quantity: Make:	See above

PAINT LOCKER:

Quantity: Size:	1 (stbd-aft main deck) 8 ft X 10 ft

HELICOPTER FUEL SYSTEM:

Quantity: Make: Tanks: Dispensing Unit:	1 Helifuel Systems 2 x 2900 litre (765 gal) skid mounted Blackman 316 s/s pump, 3hp, 200 L/min, With water separator, flow meter, 30m hose

TRASH COMPACTOR

Quantity: Make: Capacity	1 Red Fox Cajun TC-40-EN 40 ft3

R. ACCOMMODATION

DESCRIPTION OF OFFICES:

3 x Operator’s Representative’s Offices.
1 x O.I.M. / Tool Pusher’s Office.
1 x Barge Engineer’s / Captains office
1 x Subsea / Drilling Eng. office
1 x Electrician’s office.
1 x Maintenance Office
All offices complete with desks, chairs, files & bookcases.

RADIO ROOM / CONTROL ROOM

Located at quarters roof, (barge control room)
Full GMDSS Radio Equipment certified for Area “A – 2”, Fire & Gas Control, Electronic vessel tank gauging system. Automatic Station Keeping System / Thruster control

HOSPITAL ROOM

Located on 2nd floor accommodation. Complete with examination table, Treatment Chair, 4 Hospital beds, Independent toilet & Shower, Communication link for providing medical consultation during treatment

TOTAL ACCOMODATIONS	75 x two (2) man rooms with adjoining toilet and showers. 1 x wet change room with lockers for 90 persons

GALLEY / MESS HALL	Seating for 54 persons

RECREATION ROOM	1 x 30 seat theatre with “big screen” TV, VCR player. 1 x Lounge. 1 x gymnasium c/w the latest in weight training equipment

BREAK AREA	1 x Wet Tea room

S. SAFETY EQUIPMENT GENERAL

GENERAL ALARM SYSTEM

Make: Type: Number of Alarm Activating Stations: Number of Alarm Bells:	Integrated in Gaitronix P/GA system Elemec Plus TBD

BILGE PUMPS (pump Room)

Quantity: Make: Type: Capacity: Powered by:	4 Allweiler NIM 100-400/02 W3 U3.2D A25A 600 gpm @ 128 ft head 32 hp, 1175 rpm electric motor

BILGE PUMPS (Thruster Room)

Quantity: Make: Type: Capacity: Powered by:	8 Allweiler LV 50/3 W3 U2.2D A25A 100 gpm @ 130 ft head 10 hp, 1750 rpm electric motor

BALLAST PUMPS

Quantity: Make: Type: Capacity: Powered by:	8 Allweiler NIM 150-250/11 W133 U3.1D 1200 gpm @ 114 ft head 80 hp, 1150 rpm electric motor

FIRE FIGHTING EQUIPMENT/FIRE PUMPS

Quantity: Make: Type: Capacity: Powered by:	2 Allweiler NAMF 100-400/02 W3 U3.2D A25A 800 gpm @ 394 ft head 180 hp, 3575 rpm electric motor

HYDRANT & HOSE STATIONS

Quantity: Fire Hose Diameter: Hose Length:	40 2 ½” 50 ft

PORTABLE FIRE EXTINGUISHERS

Quantity of ABC Class extinguishers: Quantity of dry chemical extinguishers: Quantity of CO2 extinguishers:	10 – 2 ½ lbs./Dry Chemical (est.) 45 – 20 lbs./Dry chemical (est.) 65 – 20 lbs./Purple K (est.) 23 – 15 lbs./CO2 (est.)

WHEELED FIRE EXTINGUISHERS

Quantity: Make: Type:	2 Ansul or equivalent 125 lbs. Purple K

OTHER FIXED FIRE SUPPRESSION SYSTEMS

Quantity: Make: Type: Location: Independent Systems:	57 x 45Kg Bottles CO2 Unitor CO2 Engine Room Emergency Generator room, paint locker, Galley hoods

HELI-DECK FOAM FIRE FIGHTING SYSTEM

Make: Foam Type: Tank Capacity: Number of Foam Monitors:	Unitor 3 % concentrate 800 lit 2 x 3000 lit/min

SELF CONTAINED BREATHING APPARATUS

Quantity: Make: Type (duration):	8 Scott 804115-01 or equivalent 30 minutes

SMOKE PROTECTIVE ESCAPE HOODS

Quantity: Make / type:	Yes

PORTABLE COMBUSTIBLE GAS DETECTION SYSTEM

Make: Type: Number of Detectors:	Biosystems or equivalent 54-01-30200N 3

H2S DETECTION SYSTEM

Make:	None

OXYGEN/EXPLOSIMETERS

Quantity: Make / Type:	3 Biosystem PHD Plus, portable or equivalent

DERRICK ESCAPE DEVICES

Quantity: Make / Model: Cable Length:	1 Geronimo Safety Slide or equivalent Monkey Boards to top control room

FALL PROTECTION DEVICES

Quantity of fall arrest blocks: Make / Type: Line Length: Quantity of Safety Belts: Type / Model:	9+ DBI/Sala L3401 1 x 130ft, 8 x 50ft 20+ DBI/Sala L2000TS

Lad Safe Fall Arrest Cables on all ladders over 6’

ESCAPE / SURVIVAL EQUIPMENT

LIFE BOATS/CAPSULES

Quantity: Make: Type: Persons Capacity Each: Total Capacity: LxBxD: Engine: Davit:	4 Norsafe JY N85 totally enclosed 75 4 X 75= 300 8.5m x 3.15m x 1.25m Bukh diesel Norsafe PL110 davit

INFLATABLE LIFE RAFTS

Quantity: Make: Type: Persons Capacity Each: Total Capacity:	6 RFD or equivalent Reserve 25 6 X 25

RESCUE BOAT/LIFEBOAT CAPSULE

Make	None (Assigned to life boat #3)

LIFE JACKETS

Quantity: Make / type: Location:	180 Safegard Type 1 or equivalent In all quarters, boxes @ lifeboats

WORK VESTS

Quantity: Make: Type:	40 Billy Pugh WVO-50s-ST or equivalent V

LIFE BUOYS

Quantity: Make:	20 Billy Pugh A301-ST or equivalent

SCRAMBLE NETS (JACOBS LADDER)

Quantity:	None

DISTRESS SIGNALS

Quantity: Make: Type: Location:	60 Datrex or equivalent Flare/Hand Held Launch/Red TBA

Quantity: Make:	60 Datrex or equivalent

Type: Location:	Flare/Hand Held Launch/Red Parachute TBA

Quantity: Make: Type: Location:	8 Datrex or equivalent Orange Smoke/4 Minute Buoyancy Lifeboat

Quantity: Make: Type: Location:	8 Datrex or equivalent Orange Smoke/15 Minute Buoyancy Ring Buoys

MEDICAL EQUIPMENT

FIRST AID KITS

Quantity: Type:	8 Datrex DX0400M in the lifeboats or equivalent

EYE WASH STATIONS / SHOWERS

Quantity: Type: Locations:	6 Wall mounted stainless steel bowl eyewash TBA

Quantity: Type: Location:	8 Wall mounted 32 oz. Eyewash TBA

Quantity: Type: Location:	3 Combination safety shower and eyewash TBA

RESUSCITATORS

Quantity: Type:	1 UOE 10600 with demand valve or equivalent

STRETCHERS

Quantity Location	2 stretchers and 2 backboards TBA

APPENDIX “D”

Attached to and made part of the Offshore Daywork Drilling Contract for the ENSCO 8503 Drilling Rig
dated 28th January, 2008

EQUIPMENT, SERVICES AND FACILITIES FURNISHED

The following table identifies the responsibilities of both parties and the financial responsibility for the provision of additional equipment materials, supplies and services. OPERATOR is designated OPR, CONTRACTOR as CON and Drilling Rig as Rig.

A. Drilling Location

		Provided By		To Account
		OPR	CON	OPR	CON

1	Licenses and consents to perform the operations, including suspension or abandonment.	X		X

2	Location survey to include marker buoys, side scan sonar, and seabed cores/samples if required.	X		X

3	Well Location verification	X		X

4	Insurance Underwriter representatives (if required).		X		X

5	Vessels for towing and anchor handling (if required)	X		X

6	Acoustic Beacons

	Repair and replacement of CONTRACTOR provided acoustic system		X		X

B. Transportation/Handling

		Provided By		To Account
		OPR	CON	OPR	CON

1	Air transportation (fixed wing aircraft) for all CONTRACTOR’s Personnel to OPERATOR’s Shore Based Heliport (if applicable).		X		X

2	Helicopter transport between OPERATOR’s Shore Based Heliport & the Rig.	X		X

3	Helicopter transport for CONTRACTOR’s injuried personnel (Medivac or dedicated flight).	X		X

4	Transportation of CONTRACTOR’s materials and spare parts from OPERATOR’s Shore Base location to and from the Rig.	X		X

5	Dock and dockside facilities, labor and equipment for loading/unloading OPERATOR’s Equipment and CONTRACTOR’s Equipment at OPERATOR’s Shore Base.	X		X

6	Offloading facilities to transfer cargo to and from the Rig to OPERATOR’s supply vessel(s).		X		X

7	Marine & Land transportation of CONTRACTOR owned equipment and supplies to designated OPERATOR Shore Base.		X		X

			Provided By		To Account
			OPR	CON	OPR	CON

7 cont...	(a)	Serviceable set of boat mooring lines and hoses acceptable to OPERATOR at the Commencement Date for transfer of bulk and liquid materials between supply vessels and the Rig.		X		X

	(b)	Replacement boat mooring lines and hoses for transfer of bulk and liquid materials between supply vessels and the Rig		X	X

8	(a)	Transportation, supply of containers and cost of disposing of non-hazardous oilfield waste generated by the well.	X		X

	(b)	Transportation, supply of containers and cost of disposing of reasonable volumes of non-hazardous oilfield waste generated by the Rig.	X		X

	(c)	Transportation, containers and cost of disposing of hazardous waste generated by the well.	X		X

	(d)	Transportation to shore, containers and cost of disposing of general hazardous waste generated by the Rig. (e.g. solvent from RPE tests)	X		X

	(e)	Onshore Transportation, containers and cost of disposing of specific hazardous waste (eg paints, thinners, etc) generated by the Rig.		X		X

9	(a)	Communication equipment as required for use on the Rig for communication by OPERATOR	X		X

	(b)	Communication equipment as required for use on the Rig for communication by CONTRACTOR		X		X

10	Trash Compaction Unit.			X		X

11	Supply of waste bags for Trash Compactor unit (B 11).			X	X

12	Standby vessel (if required)		X		X

13	Back-down buoy for supply vessels (if required)		X		X

C. Shore Base used by CONTRACTOR

		Provided by		To Account
		OPR	CON	OPR	CON

1	Accommodation for CONTRACTOR’s Personnel.		X		X

2	Facilities for CONTRACTOR’s Onshore Personnel.		X		X

3

Accommodation for CONTRACTOR’s Personnel unavoidably incurred as a result of delays in Helicopter transport between OPERATOR’s Shore Based Heliport and the Rig due to unavailability or delay of the aircraft, provided CONTRACTOR’s Personnel have complied with OPERATOR’s travel instructions as applicable from time to time.

		X		X

4

Accommodation for CONTRACTOR’s Personnel detained in the vicinity of OPERATOR’s Shore Base or Heliport as a result of weather provided the CONTRACTOR has complied with OPERATOR’s travel instructions as applicable from time to time.

		X		X

D. Drydocking/Certification

	Provided by		To Account
	OPR	CON	OPR	CON

1

Port fees, taxes, licenses, import tariffs, pilotage fees, wharfage fees, canal fees and cost of similar charges including any brokerage fees relative to equipment and supplies by the CONTRACTOR (associated with Rig in drydock).

		X		X

E. Third Party Services

		Provided by		To Account
		OPR	CON	OPR	CON

1	(a) ROV and diving equipment services & installation costs	X		X

	(b) Surface Diving services for hull inspections and CONTRACTOR’s marine equipment.		X		X

2	Drill stem testing tools and services.	X		X

3	Electric well logging equipment and services.	X		X

4	(a) Mud logging equipment and services.	X		X

	(b) Services for set-up of mud logging equipment (power, water, air, communications etc.)		X	X

5	Mud engineering services and supervision.	X		X

6	Provision of Drilling Fluids laboratory equipped as specified in the equipment list in Appendix C.		X		X

7	Well drilling fluids laboratory equipment.	X		X

8	Acidizing and fracturing services.	X		X

9	(a) Directional drilling equipment and services.	X		X

	(b) Services for set-up of directional drilling equipment (power, water, air, communications etc.)		X	X

10	Cementing service.	X		X

11	Coring and formation testing	X		X

		Provided by		To Account
		OPR	CON	OPR	CON

12	Tubing and casing running services.	X		X

13	Extra welders and welding material used on welding and cutting OPERATOR’s equipment as authorised by OPERATOR.		X	X

14	Well completion services.	X		X

15	(a) Measurement while drilling services (MWD)	X		X

	(b) Services for set-up of directional drilling equipment (power, water, air, communications etc.)		X	X

16	Liner installation services	X		X

17	Wellhead installation and recovery services	X		X

18	Weather forecasting and reporting services.	X		X

F. Materials and Supplies

		Provided by		To Account
		OPR	CON	OPR	CON

1	Cement and cement additives.	X		X

2	Mud chemicals and completion fluids.	X		X

3	Fuel for Rig from Commencement Date to Termination Date only.	X		X

4	Grease and Lubricants for Rig and CONTRACTOR’s equipment.		X		X

	Tool joint compound for OPERATOR supplied tubulars.		X	X

	Thread compound for CONTRACTOR’s DC’s and Premium Tubing		X		X

	Thread compound for CONTRACTOR’s Drillpipe		X		X

5	Casing & tubing dope and drift mandrels.	X		X

6	Hydraulic fluid and anti-freeze (if required) for blowout preventers and control unit.		X		X

7	Drilling water.	X		X

8	Potable water in excess of production of water distillation unit onboard the Rig.	X		X

9	Drilling bits, diamond bits, core-heads and catchers.	X		X

10	(a) Shale shaker screens up to 60 mesh.		X		X

	(b) Shale shaker screens over 60 mesh.		X	X

11	Scalping screens up to 60 mesh		X		X

12	(a) Mud Drying Equipment / Centrifuges	X		X

	(b) Services for Mud drying equipment and centrifuges (Space, power, water, air)		X	X

			Provided by		To Account
			OPR	CON	OPR	CON

13

CONTRACTOR shall provide the following complete with elastomer and rubber goods for BOP rams, annular preventer(s) and riser (including flex joints and divertor) for use in all drilling and completion fluids.

BOP RAMS

As specified in the equipment list in Appendix C.

BOP ANNULARS

	(i)	2 x 18 ¾” Annular Preventors		X		X

For both BOP RAMS and BOP ANNULARS the following shall apply:

	(a)	Initial supply in as new condition for standard service at Commencement Date.		X		X

	(b)	Replacements for wear or damage if used within manufacturer’s specification.		X	X

(c)

Replacement for wear or damage if used beyond manufacturer’s specification, upon direct instruction of OPERATOR, including demonstrated damage from cuttings as a result of milling operations or stripping operations that result in demonstrated damage to the annular.

				X	X

	(d)	Any additional BOP Rams beyond those stated above shall be provided by CONTRACTOR.		X	X

	(e)	All replacement BOP rubber goods after initial set		X	X

	(f)	Pressure and temperature sensors mounted to subsea stack		X		X

15	(a)	100 psi air supply in moonpool and on Rig floor available and able to service all completions requirements.		X		X

16	Low pressure water supply at moonpool			X		X

17	Additional Rig phone in moonpool positioned for use at the workover control system (IWOCS) panel or hands free radio set.			X		X

18	Routine inspection, repair and/or replacement of CONTRACTOR supplied subsea equipment			X		X

G. Drilling Equipment and Rig

		Provided by		To Account
		OPR	CON	OPR	CON

1	CONTRACTOR’s Equipment and Materials as specified in Appendix C		X		X

2	Fishing tools	X		X

3	Tubing handling equipment.	X		X

4	Cementing heads.	X		X

5	Drilling jars.	X		X

6	Hole openers.	X		X

7	Reamers, stabilizers.	X		X

8	(a) Effective mud waste reduction devices, including drillpipe OD wipers, competent mud-bucket .		X		X

	(b) Mud vacuum	X		X

9	Mechanical casing cutters, casing spears.	X		X

10	Backup Hydraulic power supply for third party contractor’s casing power tongs.		X		X

11	(a) Mud pump fluid and power end parts and consumables.		X		X

	(b) Mud pump pistons and liners – 6”		X		X

	(c) Mud pump pistons and liners if required by OPERATOR other than 6”.		X	X

12	Spares for choke manifold, being one full replacement item and one complete overhaul kit for each type of valve or choke on the choke manifold.		X		X

13	(a) Initial Inspection of CONTRACTOR’s drill pipe, drill collars, HWDP and other in-hole equipment as outlined in Appendix ‘C’ in accordance with OPERATOR critical service requirements		X		X

(b)

Inspection and repair of CONTRACTOR’s drill pipe, drill collars and other in hole equipment according to DS1 Level 5 specification after operations commence under this contract at reasonable intervals requested by OPERATOR

			X	X

	(c) Inspection and repair of CONTRACTOR’s drill pipe, drill collars and other in hole equipment according to DS1 Level 5 specification upon completion of the Contract.		X	X

14	(a) Initial supply of new riser seals, choke, kill, hydraulic line seals.		X		X

(b) Replacement of seals identified in 14 (a) above
	50% of replacement seals		X		X
	50% of replacement seals		X	X

15	Mousehole or equivalent alternative		X		X

		Provided by		To Account
		OPR	CON	OPR	CON

16	Cranes with sufficient wire and bulk hoses to enable use at transit draft or mutually agreed alternative.		X		X

17	Mud pits re-coating if determined by CONTRACTOR’s Maintenance & Inspection Program. CONTRACTOR will supply Inspection Reports to OPERATOR.		X		X

18	(a) Low range pressure gauge fitted to poor-boy degasser.		X		X

	(b) Separate high (0-10000 psi) and low (0-200psi) gauges on choke panel with separate choke, kill and drillpipe gauges.		X		X

19	CONTRACTOR responsible for any modifications to BOP support frame to enable BOP connector to interface with OPERATOR wellheads and subsea trees.		X	X

H. Well Equipment

		Provided by		To Account
		OPR	CON	OPR	CON

1	All tubular goods, including casing, tubing, hangers and packers.	X		X

2	Casing shoes, collars, baskets, centralizers, float equipment, baffles, scratchers, etc.	X		X

3	Permanent and temporary guide bases.	X		X

4	Wellheads including casing and tubing heads, wearbushings, etc.	X		X

5	Valves, Xmas trees and necessary tools and equipment for installation.	X		X

7	All running and pressure testing tools for wellhead equipment.	X		X

8	(a) OEM recommended Wellhead gaskets		X	X

	(b) OEM recommended LMRP connector gaskets		X		X

I. Safety

		Provided by		To Account
		OPR	CON	OPR	CON

1	Radio equipment for communication with tugs and supply vessels, including eight (8) portable sets (walkie-talkies).		X		X

2	Eight (8) headsets compatible with walkie-talkies.		X		X

3	Permits, licenses required for operation of CONTRACTOR’S communication equipment.		X		X

4	First aid, infirmary, equipment and medical attention onboard the Rig for all persons while onboard		X		X

5	Fire fighting equipment as required complying with regulations.		X		X

6	Onshore medical services for CONTRACTOR’s and CONTRACTOR’s Sub-Contractor personnel.		X		X

7	All necessary life saving and safety equipment to conform to regulations and requirements.		X		X

J. Miscellaneous

		Provided by		To Account
		OPR	CON	OPR	CON

1	All hand and power tools required for normal maintenance of Rig components and its equipment.		X		X

2	Office on the Rig for four (4) OPERATOR representatives preferably in one office but as a minimum at least in adjacent offices. The office(s) must be of high standard and contain as a minimum:		X		X

(a) Appropriate and comfortable seating.

(b) Desks with work space including room for OPERATOR computers

(c) Telephone connection and clean power supply.

(d) Bookcases, filing cabinets and other acceptable office equipment

(e) Television and DVD/VHS video recorder

3	Meals and quarters for all of Contractor’s personnel and up to and including three (3) Operator’s personnel.		X		X

4	Meals and quarters for all of Operator’s personnel and Operator’s third party personnel to be charged at $75.00 per day per person based on POB from IADC Daily Drilling Report.		X	X

5	Onboard entertainment, video, films, Sat TV.		X		X

6	CONTRACTOR’s Personnel as per Appendix B		X		X

7	Extra CONTRACTOR personnel as requested by OPERATOR other than those specified in 6, above.		X	X

8	Overtime for CONTRACTOR’s Personnel authorized by OPERATOR in writing or caused by delays in OPERATOR provided transport.		X	X

		Provided by		To Account
		OPR	CON	OPR	CON

9	(a) PPE for CONTRACTOR GROUP personnel for all mud and completion fluid types.	X		X

	(b) PPE for OPERATOR GROUP for all mud and completion fluid types.	X		X

10	At least 6m2 of dry air-conditioned storage for OPERATOR tools, equipment and spares.		X		X

11	Acoustic Doppler Current Profiler inclusive of winch assembly (if required)	X		X

12	Anchor setting and retrieving with marine vessels including anchor crews (if required)	X		X

APPENDIX “E”

INSURANCE

A.            Minimum Insurance Coverage to be maintained by Contractor

Prior to the Term Commencement Date and during the term of this Contract, Contractor shall provide Operator copies of insurance certificates establishing coverage in accordance with the following requirements:

1.             Comprehensive Commercial General Liability (bodily injury and property damage) insurance with limits of not less than One Million U.S. Dollars (US $1,000,000.00) combined single limit per occurrence and not less than Two Million U.S. Dollars (US $2,000,000.00) in the aggregate including the following supplementary coverage:

A.            Contractual Liability to cover liability assumed under this Agreement.

B.            Completed Operations Hazard Coverage for any claim relating to defects or deficiencies in services rendered by Contractor in connection with its operations.

C.            Broad Form Property Damage Liability insurance.

D.            Coverage for explosion, collapse, and underground hazards for work performed by CONTRACTOR involving equipment or materials of a volatile, incendiary or explosive nature or involving excavation activity.

E.             Independent Contractor’s Contingent coverage.

F.             Personal Injury Liability.

G.            Premises Liability

H.            In Rem Endorsement.

I.              Territorial extension to cover all work areas.

J.             Watercraft exclusion deleted in both Contractual Liability Insurance and Contractual Liability Endorsement.

K.            Seepage and Pollution Liability on a sudden and accidental basis, including, without limitation, cleanup.

2.             Automobile Liability Insurance covering owned, hired and non-owned vehicles or automotive equipment used by Contractor with limits of One Million U.S. Dollars (US $1,000,000.00) combined single limit per occurrence for bodily injury and property damages, including, without limitation, contractual liability to cover liability assigned under this Agreement.

3.             Worker’s Compensation and Occupational Disease Insurance in accordance with the state, federal, and maritime laws and requirements (as appropriate) of the state or offshore location where the work is to be performed, the state in which the Contractor’s employees reside and the state in which the Contractor is domiciled; covering all liabilities owed for compensation and other benefits under the relevant Worker’s Compensation laws of any state or of the federal government, and Employer’s Liability Insurance with limits of not less than One Million U.S. Dollars (US $1,000,000.00) per accident or occurrence, without limitation:

A.            Protection for liabilities under the U.S. Longshore and Harbor Worker’s Compensation Act and the Outer Continental Shelf Lands Act.

B.            Coverage for liability under the Merchant Marine Act 1920, commonly known as the Jones Act, the Admiralty Extension Act of 1948, and the Death on the High Sea Act.

C.            If not included in the Protection and Indemnity Insurance (as described at paragraph 5 herein), protection against liability of the employer to provide transportation, wages, maintenance and cure fund to maritime employees and a Voluntary Compensation Endorsement.

D.            Coverage amended to provide that a claim In Rem shall be treated as a claim against the employer.

E.             Territorial extension to cover all work areas.

F.             “Alternate Employer or Borrowed Servant” Endorsement stating that a claim brought against Operator as a “Borrowed Servant” by any person who is on the payroll of the Contractor or its subcontractors shall be treated as a claim against the Contractor or its subcontractor.

For all vessels owned, operated, chartered or brokered by or for Contractor in connection with its work under the Contract, Contractor shall carry or require the owner or operator of such vessels to carry (including Umbrella and/or Excess Liability Insurance) the following:

4.             Hull and Machinery Insurance — Full Form Hull and Machinery Insurance, including Collision Liability, with the sistership clause unamended, with limits of liability at least equal to the replacement cost value of the vessel (as declared) and with navigational limits adequate for Contractor to perform the work and services hereunder. Where the vessel(s) engage in towing operations, said insurance shall include full Tower’s Liability with the sistership clause unamended. Any language in this policy which limits the coverage to an insured who is not the Contractor or who is not entitled to limitation of liability shall be deleted.

5.             Protection and Indemnity Insurance — Coverage including, but not limited to, injuries to or death of master, mates and crews of vessels with limits of not less that $1,000,000 combined single limit per occurrence, including, without limitation, insurance for compulsory removal of wreck and debris coverage, and liability for seepage, pollution, containment and cleanup on a sudden and accidental basis . This insurance shall be equivalent to Form Sp-23, including coverage for crew, Tower’s Liability (with the sistership clause unamended), sue and labor and salvage charges, and Contractual Liability. Any language in this policy which limits the coverage to an insured who is not the Contractor or who is not entitled to limitation of liability shall be deleted.

6.             Charterers Legal Liability Insurance in respect of non-owned vessels for bodily injury and property damage with limits of not less than One Million U.S. Dollars (US $1,000,000.00) combined single limit per occurrence.

7.             Aircraft Liability Insurance covering fixed and rotary winged aircraft (where Contractor has hired aircraft or helicopters) with combined single limit coverage for public liability, passenger liability and property damage of not less than Five Million U.S. Dollars (US $5,000,000.00) combined single limit per occurrence covering all owned, non-owned and hired aircraft by Contractor in connection with SERVICES to be performed.

8.             Umbrella/Excess Liability Insurance Coverage providing coverage excess of insurance requirements set forth in numbered paragraphs 1, 2, 3, 5, 6 and 7 of this Exhibit A in the amount of at least Fifty Million U.S. Dollars (US $50,000,000.00) following form of the primary insurance coverages for P&I and London Umbrella form (or equivalent) for other coverages.

9.             If not included in the Hull and Machinery Insurance or Property Insurance, Voluntary and/or Contractual Removal of Wreck and/or Debris Insurance covering Contractor’s property in the amount of not less than Fifty Million U.S. Dollars (US $50,000,000.00) per occurrence.

10.           Property Insurance (Increased Value Insurance) in an all risk form (including transit) covering the Contractor’s machinery and equipment for its replacement cost value (as declared).

To the extent of the liabilities specifically assumed by Contractor hereunder, all such policies described above shall include provisions for waiver of underwriter’s rights of subrogation against Operator and Operator Indemnified Parties. To the extent of the liabilities specifically assumed by Contractor hereunder, all such policies described above (other than the Worker’s Compensation Insurance) also shall be endorsed to include Operator and Operator Indemnified Parties as additional named insureds and to provide that such insurances shall be primary over any insurances that may be maintained by Operator. In addition, said insurances (other that the Workers’ Compensation Insurance) shall be written to provide that claims in rem shall be treated as claims in personam and to provide coverage for any of the insureds in the same manner as would have been provided such insured if separate policies had been issued in the name of each insured thereunder.

Except as specifically stated to the contrary herein any and all deductibles in the above described insurance policies shall be assumed by, for the account of and at Contractor’s sole risk.

All policies providing coverage hereunder shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) days written notice thereof to Operator.

When requested by Operator, Contractor shall furnish, or cause to be furnished to Operator, in the manner above provided, certificates of insurance coverage for each subcontractor in minimum amounts deemed necessary by Contractor to cover the work of the particular subcontractor. Should insurance coverage maintained by a subcontractor be less than the minimum requirements for Contractor, as set out above, Operator may, at its option (1) require

Contractor, or require Contractor to cause any subcontractor of Contractor, to secure such minimum coverage, or (2) upon 10 days prior written notice to Contractor purchase insurance necessary to provide such minimum coverage and charge the premiums therefor (not to exceed $2,500 per day) to Contractor’s account.

The Parties acknowledge and agree that the coverage required hereunder may be provided through a combination of policies that is different than those described above.

B.            Minimum Insurance Coverage to be maintained by Operator

Prior to the Term Commencement Date and during the term of this Contract, Operator shall provide Contractor copies of insurance certificates establishing coverage in accordance with the following requirements:

(a)           Operator shall maintain, with reliable insurers who are reasonably acceptable to Contractor, at Operator’s sole cost and expense, the following policies of insurance for the duration of the Contract term:

(i)            Worker’s Compensation and Employer’s Liability Insurance in accordance with all applicable federal, state, and maritime laws (including Death on the High Seas Act, HSL&H and Jones Act) which shall cover all Operator’s Personnel, invitees, subcontractors, guests, consultants, etc., performing under this Contract. The Employer’s Liability limit shall be not less than one million Dollars ($1,000,000) or such greater amount as may be required by law. All such insurance shall include a “Borrowed Servant Endorsement” stating that a claim brought against Contractor, in rem or in personam, will be treated as a claim against Operator.

(ii)           Comprehensive General Liability and Automobile Liability Insurance with a combined personal injury and property damage limit of not less than one million Dollars ($1,000,000) per occurrence. Such insurance shall also include; third party liability for underground damage or loss of or damage to oil or gas reservoirs, contractual liability (insuring the release, indemnity and assumption of liability agreements contained in this Contract), action over, premises/XCU/products/completed operations, in rem, and seepage & pollution, operations conducted over water or involving watercrafts and loss of production. Any watercraft or underground resource exclusion should be deleted.

(iii)          “All Risk” Insurance, equal to the replacement value (as declared) but subject to a nominal deductible, covering physical loss or damage (including wreck/debris removal) to all platform(s), pipeline(s) and facilities where Operator or its Affiliates have an interest at or near the well site and any approaches thereto and Operator’s Equipment and other property (owned or hired) of Operator and its subcontractors including coverage while such property is on board the Rig or loss/damage during use, loading, unloading or while in transit. The Parties agree that where Operator and its Affiliates insure their interest in such platform(s), pipeline(s) and facilities, Operator may fulfill its obligations under this sub-Section B(a)(iii) by causing such Affiliates to provide the coverage required hereunder (including all endorsements) to the extent of each Affiliate’s interest in the platform(s), pipeline(s) and facilities.

(iv)          Operator’s Extra Expense Insurance in the amount of not less than two hundred million Dollars ($200,000,000) combined single limit (100%) per occurrence to cover any and all sums which Operator and/or Contractor may be obligated to incur as expenses and/or liabilities which may be incurred on account of bringing under control an oil or gas well which is out of control or extinguishing an oil or gas well fire, redrilling or repair of loss or damage to an oil or gas well, seepage and pollution, cleanup and contamination arising from operations under this Contract.

(v)           Aircraft Liability Insurance covering fixed and rotary winged aircraft provided by Operator with a combined single limit coverage for public liability, passenger liability and property damage of not less than five million U.S. dollars (US $5,000,000.00) combined single limit per occurrence covering all owned and non-owned aircraft used in connection with this Contract.

(vi)          Excess Liability Insurance covering liabilities arising out of operations worldwide, with a combined minimum limit of not less than fifty million U.S. dollars ($50,000,000.00) over and above the primary liability limits of all underlying insurance policies as required herein.

Operator shall indemnify Contractor regarding any liability resulting from oil pollution from Outer Continental Shelf facilities as set forth under Title III of the Outer Continental Shelf Lands Act Amendments of 1978

(b)           To the extent of the liabilities specifically assumed by Operator hereunder, all such above referenced policies shall include provisions for waiver of underwriter’s rights of subrogation against Contractor and its parent, holding and Affiliated companies. To the extent of the liabilities specifically assumed by Operator hereunder, all such policies described above (other than the Worker’s Compensation Insurance) also shall be endorsed to include Contractor its Affiliated companies and the Rig as additional named insureds and to provide that such insurances shall be primary over any insurances that may be maintained by Contractor. In addition, said insurances (other that the Workers’ Compensation Insurance) shall be written to provide that claims in rem shall be treated as claims in personam and to provide coverage for any of the insureds in the same manner as would have been provided such insured if separate policies had been issued in the name of each insured thereunder.

All such insurance shall be endorsed to provide not less than thirty (30) days prior written notice to Contractor in the event of cancellation or any material changes in the policies which affect the interests of Contractor, and the policies shall be endorsed in a manner which stipulates that Contractor shall not be liable for any premiums or deductibles.

(c)           The above specified amounts and types of insurance coverage shall not be deemed to constitute, or be construed as, a limitation on Operator’s liability under the Contract.

(d)           In the event that all, or any portion, of Operator’s minimum insurance coverage, as described by sub-Section B to Appendix E, is not provided or should be canceled, or materially modified or changed, Contractor may, at its sole discretion, suspend operations until such minimum insurance coverage is provided or reinstated. The Standby Rate with Crew shall be applicable during any such suspension. If Operator fails to provide or maintain the minimum insurance coverage required hereunder, and Contractor so notifies Operator in writing, Operator shall have ten (10) business days from the date of such notice to provide or maintain the minimum insurance coverage required by sub-Section B to Appendix E. In the event Operator fails to provide or maintain such minimum insurance coverage within the said ten (10) business day period, Contractor shall have the right (but not the obligation) to terminate this Contract by the giving of immediate notice, provided, however, all indemnity, early termination provisions and demobilization obligations shall survive termination and remain in full force and effect until demobilization has been completed as originally contemplated by under the Contract.

APPENDIX “F”

EQUAL EMPLOYMENT OPPORTUNITY

The following clauses, where required by law, are incorporated in the Drilling Contract by reference as if fully set out:

1.             The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.

2.             The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.

3.             The Affirmative Action Clause for handicapped workers prescribed in 41 CFR 60-741.4.

4.             The Certification of Compliance with Environmental Laws prescribed in 40 CFR 15.20.

APPENDIX “G”

Operator’s Health, Safety, Security, and Environmental Policy

Cobalt International Energy (Cobalt) is committed to operating world-wide in a safe, responsible manner respecting the environment, our employees, contractors, and the communities where we operate. Everyone who works for Cobalt, either directly or indirectly is expected to understand, promote, and assist in the implementation of this policy and all related Cobalt health, safety, security and environmental (HSSE) requirements.

Cobalt is committed to:

•              Complying with all health, safety, security, and environmental laws and regulations;

•              Communicating and confirming our HSSE responsibilities and performance to our employees, contractors, and other stakeholder groups;

•              Ensuring that everyone working with Cobalt understands their roles and responsibilities with regard to HSSE;

•              Actively managing relationships with our contractors to ensure their understanding of our expectations and their performance against our requirements;

•              Following relevant standards, good technical practices, and principles of risk management to ensure Cobalt’s HSSE protection activities are conducted in a safe and responsible manner with minimal impact to the environment;

•              Maintaining a rigorous preventive medicine program to ensure that everyone working for Cobalt is fit and capable for the conditions in which they work;

•              Maintaining a secure working environment to protect our employees, our contractors and the company’s assets from risks of injury, property loss or damage resulting from hostile acts;

•              Measuring, auditing and reporting HSSE performance and maintaining an open dialogue with stakeholder groups and with the communities where we operate;

•              Undertaking appropriate reviews and evaluations of our operations to measure progress and to ensure compliance with this policy.